                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Filed by the Registrant [X]
      Filed by a Party other than the Registrant [ ]
      Check the appropriate box:

      [X] Preliminary Proxy Statement   [ ] Confidential, For Use of Commission
                                              Only (as permitted by
                                              Rule 14a-6(e)(2))

      [ ] Definitive Proxy Statement
      [ ] Definitive Additional Materials
      [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             BARR LABORATORIES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee:
      [X]   No fee required.

            Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:


            --------------------------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:


            --------------------------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


            --------------------------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:


            --------------------------------------------------------------------

      (5)   Total fee paid:


            --------------------------------------------------------------------

      [ ]   Fee paid previously with preliminary materials:


            --------------------------------------------------------------------

      [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


            --------------------------------------------------------------------

      (1)   Amount Previously Paid:


            --------------------------------------------------------------------

      (2)   Form, Schedule or Registration Statement No.:


            --------------------------------------------------------------------

      (3)   Filing Party:


            --------------------------------------------------------------------

      4)    Date Filed:


            --------------------------------------------------------------------

                            BARR LABORATORIES, INC.
                                 2 QUAKER ROAD
                             POMONA, NEW YORK 10970
                                 (845) 362-1100

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholders:

     The Annual Meeting of Shareholders of Barr Laboratories, Inc. (the "Company") will be held on October 23, 2003, at 10:00 a.m. local time at The Plaza Hotel, Fifth Avenue at Central Park, New York, New York, for the following purposes:

          1.  to elect nine directors;

          2. to consider a proposal to approve the reincorporation of the Company in the state of Delaware;

          3. to consider a proposal to approve an increase in the number of authorized shares of the common stock of the new Delaware company if Proposal No. 2 is approved by the shareholders at the Annual Meeting, or, if Proposal No. 2 is not approved by the shareholders at the Annual Meeting, of the Company from 100,000,000 shares to 200,000,000 shares; and

          4. to transact such other business as may properly come before the meeting.

     Owners of record of the Company's Common Stock at the close of business on September 2, 2003 will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof.

     Whether or not you plan to attend the Annual Meeting, each shareholder is requested to promptly mark, sign and date the enclosed proxy card and to return it without delay in the enclosed postage-paid envelope. You may also vote your shares on the Internet or by telephone. Voting instructions are printed on your proxy card.

                                          By Order of the Board of Directors

                                          FREDERICK J. KILLION
                                          Secretary

[               ], 2003

                            BARR LABORATORIES, INC.
                                 2 QUAKER ROAD
                             POMONA, NEW YORK 10970
                                 (845) 362-1100

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON OCTOBER 23, 2003

DATE, TIME AND PLACE OF MEETING

     We are providing these proxy materials in connection with the solicitation by the board of directors of Barr Laboratories, Inc. ("Barr," the "Company," "we," or "us"), a New York corporation, for use at our 2003 Annual Meeting of Shareholders to be held at 10:00 a.m. local time on October 23, 2003 at The Plaza Hotel, Fifth Avenue at Central Park, New York, New York, and at any adjournment or postponement thereof. It is anticipated that we will begin mailing this proxy statement, together with the form of proxy, to our shareholders on or about September 22, 2003.

WEBCAST OF ANNUAL MEETING

     Our Annual Meeting will be webcast on October 23, 2003 at 10:00 a.m. New York time. Please visit our homepage at www.barrlabs.com, and click on the Investor Relations/Calendar of Events section to view the webcast live or to access an archived replay.

REVOCABILITY AND VOTING OF PROXIES

     A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. You have the power to revoke your proxy at any time before it is exercised by (1) attending the Annual Meeting and voting in person, (2) duly executing and delivering a proxy for the Annual Meeting bearing a later date or (3) delivering written notice of revocation to the Secretary of the Company prior to the Annual Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously given proxy, you must contact that entity. If your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the annual meeting, prior to the Annual Meeting you must obtain from that entity a proxy covering the shares you beneficially own.

VOTING SECURITIES AND SHAREHOLDERS ENTITLED TO VOTE

     Holders of our common stock, par value $.01 per share (the "Common Stock"), at the close of business on September 2, 2003 are entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. As of that date, there were 66,992,993 shares of our Common Stock outstanding, each entitled to one vote.

REQUIREMENTS FOR A QUORUM

     The presence of holders of a majority of the outstanding shares of the Common Stock entitled to vote at the Annual Meeting, in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

SOLICITATION OF PROXIES; SOLICITATION COSTS

     The proxy included with this proxy statement is solicited by the board of directors of the Company for use at the annual meeting. We will pay the costs of preparing, printing and mailing the Notice of Annual Meeting of Shareholders and proxy statement, the enclosed proxy card and our Annual Report for the fiscal year ended June 30, 2003. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by our directors, officers or regular employees acting without special compensation. We have hired Mellon Investor Services LLC ("Mellon") to distribute and solicit proxies. We will pay Mellon a fee of $10,500 for this service.

HOW TO VOTE

  VOTE BY TELEPHONE

     Using any touch-tone telephone, you can vote by calling the toll-free number on your proxy card. Have your proxy in hand when you call, and when prompted, enter your control number as shown on your proxy card. Follow the voice prompts to vote your shares.

  VOTE ON THE INTERNET

     You can also choose to vote on the Internet. The web site for Internet voting is http://www.eproxy.com/brl. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, shown on your proxy card, to create and submit an electronic ballot.

  VOTE BY MAIL

     You can submit your proxy by mailing it in the postage-paid envelope provided.

  VOTING AT THE ANNUAL MEETING

     The method by which you vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

REQUIRED VOTES

     Directors are elected by a plurality of votes cast by the shares of Common Stock present at the Annual Meeting (either in person or by proxy), which means that the nine nominees with the most votes will be elected. Abstentions, broker non-votes and withheld votes will not be considered as cast votes for the election of directors.

     The affirmative vote of the holders of at least two-thirds of the shares of Common Stock outstanding on September 2, 2003 is required for the approval of the proposed reincorporation of the Company in Delaware. Abstentions, broker non-votes and withheld votes will not be considered as cast votes.

     The affirmative vote of holders of at least a majority of the shares of Common Stock present at the Annual Meeting (either in person or by proxy) is required for the authorization of additional shares of common stock of the new Delaware company or the Company, as the case may be. Abstentions, broker non-votes and withheld votes will not be considered as cast votes.

     If your proxy is properly completed and timely received, and it is not revoked before the Annual Meeting, your shares will be voted at the Annual Meeting according to the instructions indicated on your proxy. If you sign and return your proxy card but do not give voting instructions for any or all of the matters presented, the persons acting under the proxy will vote the shares represented thereby for the election of each of the director nominees listed in Proposal No. 1 below and for approval of Proposal No. 2 and Proposal No. 3, each of which is discussed below. As far as we know, no other matters will be presented at the Annual Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their best judgment.

                                PROPOSAL NO. 1.

                             ELECTION OF DIRECTORS

     Our board of directors currently has nine members. At the annual meeting, we will nominate all of our current directors for re-election to the board of directors. Each of the nominees has consented to serve if elected and we are not aware of any nominee who is unable or unwilling to serve. However, if any nominee is unable or unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee or the board of directors may determine not to nominate a substitute and may reduce the size of the board.

INFORMATION ON DIRECTOR NOMINEES

     The nominees for election to the board of directors and biographical information about the nominees is set forth below. Each of the nominees currently serves as a director. Each nominee, if elected, will serve until the next annual meeting of shareholders or until a successor is named and qualified.

                                                                               DIRECTOR
NAME                                AGE          PRINCIPAL OCCUPATION           SINCE
----                                ---          --------------------          --------
Bruce L. Downey...................  55    Chairman of the Board and Chief        1993
                                          Executive Officer
Paul M. Bisaro....................  42    President and Chief Operating          1998
                                          Officer, Barr Laboratories, Inc.
Carole S. Ben-Maimon..............  44    President and Chief Operating          2001
                                          Officer, Barr Research
George P. Stephan.................  70    Business consultant and former         1988
                                          Chairman of the Board of
                                          Kollmorgen Corporation
Jack M. Kay.......................  63    President of Apotex, Inc.              1994
Harold N. Chefitz.................  68    Chairman of Notch Hill Advisors        2001
                                          and President of Chefitz
                                          HealthCare Investments
Richard R. Frankovic..............  61    Pharmaceutical industry consultant     2001
Peter R. Seaver...................  61    Healthcare industry consultant         2001
James S. Gilmore, III.............  53    Partner at the law firm of Kelley,     2002
                                          Drye & Warren and former Governor
                                          of the Commonwealth of Virginia

     Bruce L. Downey became a member of the board of directors in January 1993 and was elected Chairman of the Board and Chief Executive Officer in February of 1994. From January 1993 to December 1999, he also served as our President. Prior to assuming these positions, from 1981 to 1993, Mr. Downey was a partner in the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds.

     Paul M. Bisaro was elected a director in June 1998 and in December 1999 was appointed to the position of President and Chief Operating Officer of Barr Laboratories, Inc. Previously, he served as Senior Vice President -- Strategic Business Development and General Counsel. Prior to joining us in 1992 as General Counsel, Mr. Bisaro was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds.

     Carole S. Ben-Maimon joined us in January 2001 as President and Chief Operating Officer of Barr Research, and was elected a director in February 2001. Prior to January 2001, Dr. Ben-Maimon was with Teva Pharmaceuticals USA, where she most recently was Senior Vice President, Science and Public Policy, North America. From 1996 until 2000, Dr. Ben-Maimon served as Senior Vice President, Research and Development at Teva. She is Board Certified in Internal Medicine and previously served as Chairman of the Board of the Generic Pharmaceutical Association.

     George P. Stephan was elected a director in February 1988. In April 1990, Mr. Stephan retired as Vice Chairman of Kollmorgen Corporation, a diversified, international technology company he had served in several executive capacities for over 20 years. Mr. Stephan was also a director of Kollmorgen from 1982 until June 2000, when it was acquired by Danaher Corporation, and served as Chairman of the Board from 1991 to 1996. From 1994 to April 1999, Mr. Stephan also was a Managing Director of Stonington Group LLC, financial intermediaries and consultants. He is currently a business consultant and a director of Sartorius Sports Limited, a privately held specialty sports retailer.

     Jack M. Kay was elected a director in December 1994. Mr. Kay is President of Apotex, Inc., and formerly served as Chair of the Canadian Drug Manufacturers Association. He is also a Director of Humber River Regional Hospital (Toronto), Chair of the Canadian Schizophrenia Foundation, and a Director of Cangene Corporation.

     Harold N. Chefitz was elected a director in February 2001. Mr. Chefitz is Chairman of Notch Hill Advisors, which advises CK Capital Fund, and President of Chefitz HealthCare Investments, a private investment company. Prior to forming Notch Hill in 1999, Mr. Chefitz was a partner in Boles Knop & Co. Mr. Chefitz has also served as Managing Director and head of the Healthcare Group at Prudential Securities, and Senior Managing Director of Furman Selz. Mr. Chefitz is the Chairman of the Board of Directors of GliaMed, Inc. as well as a member of the boards of Kensey Nash and Elan Motor Technology. From 1990 to 1994, Mr. Chefitz served as Chairman of the Board of Trustees at Columbia University School of Pharmaceutical Sciences.

     Richard R. Frankovic, a pharmaceutical industry consultant, was elected a director in October 2001. He was employed by Rugby Laboratories from 1980 to 1998 where he served as President from 1984 until 1998. Prior to joining Rugby Laboratories, he was employed by Lederle Laboratories, where he held a variety of management positions. Mr. Frankovic served as a director of Duramed Pharmaceuticals, Inc. from 1999 until its merger with Barr in October 2001.

     Peter R. Seaver, a healthcare industry consultant, was elected a director in October 2001. He retired from a 31-year career with The Upjohn Company, a pharmaceutical manufacturer, in 1998. He held various executive positions with Upjohn including Vice President -- Domestic Marketing, Corporate Vice President -- Worldwide Pharmaceutical Marketing, and Corporate Vice President for Health Care Administration. Mr. Seaver served as a director of Duramed Pharmaceuticals, Inc. from 1998 until its merger with Barr in October 2001.

     James S. Gilmore, III was elected a director in May 2002. Mr. Gilmore is a partner at the law firm of Kelley, Drye & Warren, and also consults with the federal government on homeland security issues. He served as the 68th Governor of the Commonwealth of Virginia from 1997-2002. Mr. Gilmore also served as Chairman of the Republican National Committee. From 1993 to 1997, he served as Virginia's Attorney General, and from 1987 to 1993 served as the Commonwealth's Attorney for Henrico County. He is Chairman of the Congressional Advisory Commission on Terrorism and Weapons of Mass Destruction.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

BOARD OF DIRECTORS MEETINGS, COMMITTEES AND COMPENSATION

     During the fiscal year ended June 30, 2003, the board of directors met nine times. All directors attended at least 75% of the aggregate number of meetings of the board and of the committees on which they served in fiscal 2003.

     At present, the board has three committees -- an Audit Committee, a Compensation Committee and a Business Development Committee. The table below provides membership information for each of the board committees.

                                                                               BUSINESS
NAME                                                   AUDIT   COMPENSATION   DEVELOPMENT
----                                                   -----   ------------   -----------
Dr. Ben-Maimon.......................................                              X
Mr. Bisaro...........................................                              X
Mr. Downey...........................................                              X*
Mr. Chefitz..........................................    X          X*
Mr. Frankovic........................................    X
Mr. Gilmore..........................................               X
Mr. Kay..............................................                              X
Mr. Seaver...........................................               X
Mr. Stephan..........................................    X*         X

---------------

* Chairman

     Audit Committee. The Audit Committee, among other things: selects and retains our independent public accountants; monitors and reviews the activities of our independent accountants; and reviews the adequacy of our accounting and financial controls as reported by management and the independent accountants. The Audit Committee met fourteen times during the fiscal year ended June 30, 2003.

     Compensation Committee. The Compensation Committee, among other things: reviews salaries, benefits and other compensation, including stock-based compensation, of our directors, officers and other key employees; makes recommendations to the board of directors regarding compensation issues; and administers our stock option and stock incentive plans. The Compensation Committee met four times during the fiscal year ended June 30, 2003.

     Business Development Committee. The Business Development Committee is responsible for working with the Board of Directors to evaluate business opportunities that are presented to the Company from time to time. While there were no formal meetings during the fiscal year ended June 30, 2003, the Business Development Committee regularly met with the full Board of Directors during regularly scheduled and special board meetings.

     Compensation Committee Interlocks and Insider Participation. Mr. Chefitz, a member of our Audit Committee and Chairman of our Compensation Committee, serves as the Chairman of GliaMed, Inc., a privately held company. GliaMed has created a platform of compounds designed for the treatment of neurodegeneration diseases and primary brain cancers. We have made a $500,000 investment in GliaMed, which represents approximately six percent of the outstanding voting shares. In connection with this investment, we obtained options to elect to market, distribute and manufacture products developed by GliaMed. We do not have the ability to exercise significant influence on GliaMed's operations.

     Director Compensation. During fiscal 2003, non-employee directors received quarterly retainers of $7,500 covering their attendance at board meetings and participation in committee meetings, with committee chairmen receiving an additional $1,250. During fiscal 2004, non-employee directors will receive quarterly retainers of $12,500 covering their attendance at board meetings and participation in committee meetings, with committee chairmen receiving an additional $2,500. In addition, under our 2002 Stock Option Plan for Non-Employee Directors, as amended (the "2002 Non-Employee Director Plan"), each continuing non-employee director receives an annual option grant to purchase 7,500 shares at an option price equal to 100% of the fair market value of the common stock on the date of grant. Options granted to continuing non-employee directors have ten-year terms and become exercisable in full on the date of the first annual shareholders' meeting immediately following the date of the grant.

                                PROPOSAL NO. 2.

             APPROVAL OF REINCORPORATION FROM NEW YORK TO DELAWARE

GENERAL

     The board of directors has approved and declared advisable a proposal to change the Company's state of incorporation from New York to Delaware (the "Reincorporation"). To effect the Reincorporation, the Company will form a Delaware corporation, Barr Laboratories, Inc. ("Barr-DE"), of which the Company will own all of the capital stock. The Reincorporation will be effected by merging the Company with and into Barr-DE, with Barr-DE being the surviving corporation and the Company's current shareholders receiving shares of common stock of Barr-DE as consideration (the "Merger"), all in accordance with the terms of an Agreement and Plan of Merger (the "Merger Agreement"). A copy of the form of Merger Agreement is attached to this Proxy Statement as Annex A, and statements herein regarding the Merger Agreement are qualified by reference to the complete Merger Agreement.

     Upon consummation of the Merger, pursuant to the Merger Agreement, each outstanding share of the Company's currently outstanding Common Stock (the "New York Common Stock") automatically will be converted into a share of common stock, par value $.01 per share, of Barr-DE (the "Delaware Common Stock"), and each holder of New York Common Stock will be deemed to hold a number of shares of Delaware Common Stock equal to the number of shares of New York Common Stock held by such holder immediately prior to the Reincorporation. It will not be necessary for the Company's shareholders to exchange their existing share certificates following the Reincorporation.

     In addition, as soon as the Reincorporation becomes effective, each outstanding option, right or warrant to acquire shares of New York Common Stock will be converted into an option, right or warrant to acquire an equal number of shares of Delaware Common Stock, under the same terms and conditions as the original option, right or warrant. All of the Company's employee benefit plans, including the 1993 Stock Incentive Plan and the 2002 Stock and Incentive Award Plan (the "Plans"), will be continued by Barr-DE following the Reincorporation.

     As a result of the Merger, you and the other stockholders of the Company will be stockholders of Barr-DE. Your rights as a stockholder will be governed by the Certificate of Incorporation of Barr-DE, a copy of which is attached to this Proxy Statement as Annex B (the "Delaware Charter"), the By-laws of Barr-DE, a copy of which is attached to this Proxy Statement as Annex C (the "Delaware By-laws"), and the Delaware General Corporation Law ("Delaware Law" or "DGCL").

     Following the Merger, Barr-DE intends to transfer substantially all of its assets (other than stock in subsidiary companies) and, to the extent possible, liabilities to a newly-formed Delaware corporation that will be a wholly-owned subsidiary of Barr-DE. Following this transfer, Barr-DE will be a holding company. This structure will allow Barr-DE to consummate future mergers and acquisitions in a more efficient manner. This transfer will not require stockholder approval.

EFFECTIVE TIME

     The Reincorporation is expected to become effective (the "Effective Time") on December 31, 2003, assuming shareholder approval has been obtained and all other conditions to the Merger have been satisfied or waived. Notwithstanding shareholder approval, the Merger Agreement and applicable law allow the board of directors to abandon the Reincorporation prior to the Effective Time.

REASONS FOR REINCORPORATION IN DELAWARE

     Historically, Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has adopted comprehensive, modern and flexible corporate laws which are updated and revised regularly in response to the legal and business needs of corporations organized under its laws. As a result of these efforts, many corporations initially choose Delaware for their domicile or subsequently reincorporate there in a manner similar to that proposed by the Company. Over the past century a well-established body of case law construing the DGCL has developed, providing businesses with a greater measure of predictability than exists in any other jurisdiction. The certainty afforded by the well-established principles of corporate governance under the DGCL will be of benefit to the Company and its shareholders and should assist the Company in its ability to continue to attract and retain outstanding directors and officers. Furthermore, the DGCL is generally acknowledged to be the most advanced and flexible corporate statute in the country. The Delaware Court of Chancery, the trial court that first hears most issues arising under the DGCL, brings to its handling of complex corporate issues a level of experience, a speed of decision and a degree of sophistication and understanding beyond most other trial courts in the country. The Delaware Supreme Court, the only appeals court in the state, is highly regarded and currently consists primarily of former Vice Chancellors of the Court of Chancery and corporate practitioners. The Delaware General Assembly considers and adopts statutory amendments that have been proposed by the Corporation Law Section of the Delaware bar that it finds appropriate to meet changing business needs on a yearly basis. These factors often provide the directors and management of Delaware corporations greater certainty and predictability in managing the affairs of the corporation.

REQUIRED VOTE

     Under New York law, the affirmative vote of the holders of at least two-thirds of the shares of the Company's Common Stock outstanding on September 2, 2003 is required for approval of the Reincorporation of the Company in Delaware. As a result, abstentions and broker non-votes will have the same effect as negative votes. If approved by the shareholders, it is anticipated that the Reincorporation would be completed on December 31, 2003. The Reincorporation may be abandoned or the Merger Agreement may be amended (with certain exceptions), either before or after shareholder approval has been obtained, if, in the opinion of the board of directors, circumstances arise that make such action desirable.

SIGNIFICANT CHANGES CAUSED BY REINCORPORATION

     In general, the Company's corporate affairs are presently governed by the corporate law of New York, the Company's state of incorporation, and by the Company's current Certificate of Incorporation (the "New York Charter") and the Company's By-laws (the "New York By-laws"), both of which have been adopted pursuant to New York law. The New York Charter and New York By-laws were filed with the SEC as exhibits to the Company's Annual Reports on Form 10-K and are available for inspection during business hours at the principal executive offices of the Company. In addition, copies may be obtained by writing to the Company at Barr Laboratories, Inc., Attention: Carol A. Cox, Vice President, Investor Relations and Corporate Communications, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677.

     If the Reincorporation proposal is approved by the shareholders and the Merger occurs, the Company will merge with and into Barr-DE and the Company's shareholders will become shareholders of Barr-DE. Therefore, following the Merger, issues of corporate governance and control will be controlled by the DGCL, rather than by the Business Corporation Law of New York ("New York Law" or "NYBCL"). The New York Charter and the New York By-laws will be replaced by the Delaware Charter and the Delaware By-laws. Accordingly, the differences among these documents and between Delaware Law and New York Law are relevant to your decision whether to approve the Reincorporation proposal.

     It might be possible to achieve or approximate some of the results to be achieved under Delaware Law, the Delaware Charter and the Delaware By-laws by amending the New York Charter or New York By-laws to the extent permitted by New York Law. However, the board of directors concluded that this approach would not be as advantageous to the Company and would not enable the Company to take advantage of the responsiveness and predictability of Delaware Law. The board of directors accordingly chose the Reincorporation approach.

     A number of differences between Delaware Law and New York Law are summarized in the chart beginning on page 9. Differences between the Delaware Charter and the New York Charter are summarized in the chart beginning on page
14. The board of directors urges shareholders to read the charts, the discussion following the charts, the Merger Agreement, the Delaware Charter, and the Delaware By-laws attached to this

Proxy Statement. For each item summarized in the charts, there is a reference to a page of this Proxy Statement on which a more detailed discussion appears.

     In considering the following charts and the discussions that follow them, it is important to be aware that a number of changes were made to New York Law, effective February 1998, in order to conform New York Law more closely with the more flexible rules afforded under the corporate laws of other states, such as Delaware. In many cases, these changes, although applying automatically to corporations formed after that effective date, did not also apply automatically to pre-existing corporations (like the Company). Rather, New York Law provided that pre-existing corporations would continue to be governed by the superseded (and, generally, less flexible) rules unless the particular corporation elected to take advantage of the new rules by amending its charter to expressly implement the particular changes. Although the Company amended its charter to implement some of these changes, the Company did not take advantage of all of these changes. Accordingly, discussions in this Proxy Statement of New York Law are limited to that law as it currently applies to the Company, even though it currently applies differently to some other New York corporations and would apply differently to the Company if the Company were to implement the applicable changes to the New York Charter.

     Shareholders are also advised that many provisions of Delaware Law and New York Law may be subject to differing interpretations, and that those offered herein may be incomplete in certain respects. The following discussion is not a substitute for direct reference to the statutes themselves or for professional interpretation of them. In addition, this discussion is qualified in its entirety by reference to Delaware Law (with any amendments effective July 1, 2003) and New York Law, case law applicable in Delaware or New York, the Delaware Charter, the Delaware By-laws, the New York Charter and the New York By-laws.

               DIFFERENCES BETWEEN DELAWARE LAW AND NEW YORK LAW

            ISSUE                         DELAWARE                        NEW YORK
---------------------------------------------------------------------------------------------
Amendment of Charter (see       Requires approval of board of   Requires approval of board of
page 15)                        directors and a majority of     directors and a majority of
                                the voting stock. A             the voting stock. A
                                corporation may require a       corporation may require a
                                vote larger than majority on    vote larger than majority on
                                particular issues.              particular issues.
---------------------------------------------------------------------------------------------

Amendment of By-laws (see       By a majority of the voting     By a majority of the voting
page 15)                        stock or, if permitted under    stock or, if permitted under
                                the charter, by the board of    the charter or a
                                directors.                      shareholder-adopted by-law,
                                                                by the board of directors.
---------------------------------------------------------------------------------------------

Who May Call Special Meetings   Generally, special meetings     Generally, special meetings
of Shareholders (see page 16)   may be called by the board of   may be called by the board of
                                directors or by any person      directors or by any person
                                authorized in the charter or    authorized in the charter or
                                the by-laws.                    the by-laws.
---------------------------------------------------------------------------------------------

Action by Written Consent of    Actions by written consent      Actions by written consent
Shareholders (see page 16)      are permitted. Must be signed   are permitted, but must be
                                by holders collectively         unanimous.
                                owning at least the minimum
                                number of votes (generally, a
                                majority) that would be
                                needed at a meeting if all
                                shareholders entitled to vote
                                were present.
---------------------------------------------------------------------------------------------

Right of Shareholders to        Permitted for any purpose       Permitted for most purposes
Inspect Stockholder List (see   reasonably related to such      not contrary to the business
page 16)                        shareholder's interest as       of the corporation upon the
                                shareholder.                    shareholder's written demand
                                                                at least five days prior to
                                                                inspection. Certain
                                                                shareholders are
                                                                disqualified.
---------------------------------------------------------------------------------------------

Vote Required for Certain       Subject to any provisions       Unless the charter provides
Transactions (see page 16)      which may be contained in the   that approval by holders of a
                                charter, certain mergers,       majority of the outstanding
                                consolidations or sales of      stock is required, approval
                                all or substantially all of     by holders of two-thirds of
                                the corporation's assets only   the outstanding stock is
                                require approval by a           required in connection with
                                majority of the shares          certain mergers,
                                entitled to vote.               consolidations and sales of
                                                                all or substantially all of
                                                                the corporation's assets,
                                                                with certain exceptions.
---------------------------------------------------------------------------------------------

Number of Directors (see page   Must have one or more           Must have one or more
17)                             directors. The exact number     directors. The exact number
                                may be fixed in the charter,    is fixed (i) in charter, (ii)
                                and if not so fixed instead     in by-laws, (iii) by
                                shall be fixed by (or in the    shareholders or (iv) if
                                manner provided in) the by-     authorized in a
                                laws.                           shareholder-adopted by-law,
                                                                by the board of directors.
---------------------------------------------------------------------------------------------

            ISSUE                         DELAWARE                        NEW YORK
---------------------------------------------------------------------------------------------

Classified Board of Directors   Permitted if charter or a       Permitted if charter or
(see page 17)                   shareholder-adopted by-law so   shareholder-adopted by-law so
                                provides.                       provides.
---------------------------------------------------------------------------------------------

Removal of Directors by         Generally, directors may be     Generally, directors may be
Shareholders (see page 17)      removed with or without cause   removed for cause by
                                by a majority vote of the       shareholders or, if charter
                                shareholders. The board of      or shareholder-adopted by-law
                                directors may not remove any    so provide, by directors.
                                director, whether or not for    Directors also may be removed
                                cause.                          by shareholders without
                                                                cause, but only if charter or
                                                                by-laws so provide.
---------------------------------------------------------------------------------------------

Limitation of Directors'        The personal liability of a     The personal liability of a
Liability (see page 17)         director for breach of his      director for breach of duty
                                fiduciary duty may be limited   may be limited or eliminated,
                                or eliminated except for (i)    except where a judgment
                                breaches of the duty of         establishes that (i) his acts
                                loyalty; (ii) acts or           or omissions were in bad
                                omissions not in good faith     faith or involved intentional
                                or involving intentional        misconduct or a knowing
                                misconduct or knowing           violation of law, (ii) he
                                violations of law; (iii) the    personally gained a financial
                                payment of unlawful dividends   profit to which he was not
                                or unlawful stock repurchases   legally entitled or (iii) his
                                or redemptions; or (iv)         acts were in violation of
                                transactions in which a         certain NYBCL provisions
                                director received an improper   regarding dividends,
                                personal benefit. Must be set   distributions and loans to
                                forth in charter and will not   directors. Must be set forth
                                relieve director for            in charter and will not
                                liability predating the         relieve director from any
                                charter provision.              liability predating charter
                                                                provision.
---------------------------------------------------------------------------------------------

Indemnification of Directors    Delaware Law permits broad      New York Law permits broad
and Officers; Insurance (see    indemnification and the         indemnification and the
page 18)                        purchase of directors' and      purchase of directors' and
                                officers' insurance. In         officers' insurance. In
                                general, the person to be       general, the person to be
                                indemnified must have acted     indemnified must have acted
                                in good faith and in a manner   in good faith and in a manner
                                consistent with the best        consistent with (or not
                                interests of the corporation.   opposed to) the best
                                                                interests of the corporation.
                                                                New York Law restricts some
                                                                claims that may be made under
                                                                insurance purchased by the
                                                                corporation.
---------------------------------------------------------------------------------------------

            ISSUE                         DELAWARE                        NEW YORK
---------------------------------------------------------------------------------------------

Loans to, and Guarantees of     Board of directors may          Shareholders must approve
Obligations of, Directors       authorize loans by a            loans by a corporation to,
(see page 18)                   corporation to, or guarantees   and guarantees by the
                                by the corporation of the       corporation of the
                                obligations of, any director    obligations of, a director.
                                of the corporation who is an
                                officer or other employee of
                                the corporation whenever, in
                                the judgment of the board of
                                directors, such loan or
                                guarantee may reasonably be
                                expected to benefit the
                                corporation. Notwithstanding
                                Delaware Law, the Company has
                                not made and does not intend
                                to make any personal loans to
                                any of its directors or
                                officers in violation of
                                Section 13(k) of the
                                Securities Act of 1934.
---------------------------------------------------------------------------------------------

Issuance of Rights and          Board of directors may          Must be approved by
Options to Directors,           authorize.                      shareholders.
Officers and Employees (see
page 19)
---------------------------------------------------------------------------------------------

Transactions with Interested    Delaware Law provides that no   New York Law provides several
Directors (see page 19)         transaction between a           methods for establishing the
                                corporation and an interested   validity of transactions
                                director is void or voidable    between a corporation and
                                solely because that             interested directors,
                                director's votes are counted    including a vote by
                                if the material facts of that   uninterested directors.
                                director's interest are known
                                to the board of directors and
                                the board of directors in
                                good faith authorizes the
                                transaction by vote of a
                                majority of the disinterested
                                directors, or if that
                                director's interest is
                                disclosed to stockholders and
                                stockholders in good faith
                                approve the transaction.
---------------------------------------------------------------------------------------------

Consideration for Shares (see   May consist of cash, services   May consist of money or other
page 19)                        rendered, personal or real      property, tangible or
                                property, leases of real        intangible, labor or services
                                property or any combination     actually received by or
                                of these. However, the          performed for the
                                portion of the purchase price   corporation, a binding
                                above the amount allocable to   obligation to pay the
                                stated capital also can be      purchase price or provide
                                issued (in whole or in part)    services, or any combination
                                upon receipt of the             of these.
                                purchaser's binding
                                obligation to pay such
                                portion.
---------------------------------------------------------------------------------------------

            ISSUE                         DELAWARE                        NEW YORK
---------------------------------------------------------------------------------------------

Dividends; Redemption of        Dividends may be paid from      Dividends may be paid from
Stock (see page 19)             surplus, which is the excess    surplus, which is the excess
                                of net assets over stated       of net assets over stated
                                capital. If there is no         capital. New York Law
                                surplus, Delaware allows the    generally permits redemption
                                corporation to apply net        of stock, if the charter so
                                profits from the current or     provides, but only from
                                preceding fiscal year, with     surplus.
                                certain exceptions. Delaware
                                Law generally permits
                                redemption of stock, if the
                                charter so provides, but only
                                if the stated capital of the
                                corporation is not impaired.
---------------------------------------------------------------------------------------------

Appraisal Rights (see page      Generally available if          Generally available in a
20)                             shareholders receive cash in    merger or consolidation or
                                exchange for the shares and     certain other transactions
                                in certain other                except when shares are listed
                                circumstances except when       on a national exchange or on
                                shares are listed on a          Nasdaq's National Market.
                                national exchange or Nasdaq's
                                National Market.
---------------------------------------------------------------------------------------------

Preemptive Rights (see page     Not available unless provided   Available unless charter
20)                             in charter.                     provides otherwise.
---------------------------------------------------------------------------------------------

Statutory Liability of 10       Not applicable.                 The ten largest shareholders
Largest Shareholders for                                        of every corporation whose
Wages Due to Employees                                          shares are not listed on a
                                                                national securities exchange
                                                                or regularly quoted in an
                                                                over the counter market are
                                                                jointly and severally
                                                                personally liable for all
                                                                debts, wages or salaries due
                                                                and owing to its employees
                                                                (other than contractors) for
                                                                services performed by them.
---------------------------------------------------------------------------------------------

            ISSUE                         DELAWARE                        NEW YORK
---------------------------------------------------------------------------------------------

Business Combinations with      Delaware Law generally          New York Law generally
Interested Stockholders (see    prohibits an interested         prohibits an interested
page 21)                        stockholder from entering       stockholder from entering
                                into certain transaction for    into certain transactions for
                                three years after becoming an   five years after becoming an
                                interested stockholder unless   interested stockholder unless
                                (i) before the stockholder      the board of directors
                                became an interested            approved either the
                                stockholder, the board of       transaction at issue or the
                                directors approved the          transaction in which the
                                transaction in which the        stockholder became an
                                stockholder became an           interested stockholder before
                                interested stockholder, (ii)    the stockholder became an
                                the interested stockholder      interested stockholder.
                                owned at least 85% of the       Generally, an "interested
                                voting stock at the time the    stockholder" is any person
                                transaction commenced, or       (or an affiliate or associate
                                (iii) on or after the time      of such person) who owns at
                                the stockholder became an       least 20% of the outstanding
                                interested stockholder, the     voting stock or owned such
                                board of directors approved     amount within the preceding
                                the transaction and at least    five years.
                                two-thirds of the outstanding
                                voting stock not owned by the
                                interested stockholder
                                approved the transaction.
                                Generally, an "interested
                                stockholder" is any person
                                (or an affiliate or associate
                                of such person) who owns at
                                least 15% of the outstanding
                                voting stock or owned such
                                amount within the preceding
                                three years.
---------------------------------------------------------------------------------------------

Other                           Responsive legislature and      New York Law permits use of
                                larger body of corporate case   electronic transmission for
                                law in Delaware provides more   notice of shareholder
                                predictable corporate legal     meetings, waiver of notice of
                                environment. Delaware Law       such meetings and designation
                                permits use of electronic       of proxy.
                                transmission as a means for
                                communicating notice, votes
                                and other corporate
                                governance functions.
---------------------------------------------------------------------------------------------

           DIFFERENCES BETWEEN DELAWARE CHARTER AND NEW YORK CHARTER

            ISSUE                         DELAWARE                        NEW YORK
---------------------------------------------------------------------------------------------
Capitalization (see page 20)    Under the Delaware Charter,     Under the New York Charter,
                                authorized to issue             authorized to issue
                                100,000,000 shares of common    100,000,000 shares of common
                                stock, par value $.01 par       stock, par value $.01 per
                                value per share, and            share, and 2,000,000 shares
                                2,000,000 shares of preferred   of preferred stock, par value
                                stock, par value $1.00 per      $1.00 per share.
                                share.
---------------------------------------------------------------------------------------------

Amendment of Charter (see       Amendment of the Delaware       Amendment of the New York
page 15)                        Charter requires approval by    Charter requires approval by
                                the board of directors and,     the board of directors and by
                                with respect to provisions      a majority of the voting
                                relating to (i) the liability   stock of the corporation.
                                and indemnification of
                                directors and officers, (ii)
                                the term of directorships and
                                the filling of directorship
                                vacancies, (iii) stockholder
                                action by written consent,
                                (iv) the election by the
                                Company to be governed by
                                Section 203 of the DGCL and
                                (v) the ability of the board
                                of directors to make, alter,
                                amend or repeal the Delaware
                                By-laws, approval by at least
                                66 2/3% of the voting stock
                                of the Company. Other
                                amendments require approval
                                by the board of directors and
                                by a majority of the voting
                                stock.
---------------------------------------------------------------------------------------------

Amendment of By-laws (see       Under Delaware Charter, the     The New York Charter is
page 15)                        board of directors is           silent as to the authority of
                                authorized to make, alter,      the board of directors to
                                amend or repeal the Delaware    make, alter, amend or repeal
                                By-laws.                        the New York By-laws, but the
                                                                New York By-laws confer such
                                                                authority except with respect
                                                                to certain provisions of the
                                                                New York By-laws.
---------------------------------------------------------------------------------------------

Who May Call Special Meetings   Special meetings may only be    Special meetings may be
of Shareholders (see page 16)   called by the board of          called by the board of
                                directors, the Chairman of      directors, the President and
                                the board of directors, the     by the President or the
                                Chief Executive Officer or      Secretary at the written
                                the President.                  request of not less than 25%
                                                                of the shares entitled to
                                                                vote.
---------------------------------------------------------------------------------------------

Preemptive Rights (see page     Not provided in Delaware        New York Charter eliminates
20)                             Charter. Therefore,             preemptive rights.
                                shareholders have no
                                statutory preemptive rights.
---------------------------------------------------------------------------------------------

            ISSUE                         DELAWARE                        NEW YORK
---------------------------------------------------------------------------------------------

Number of Directors; Filling    The number of directors is      The New York By-laws provide
Vacancies (see page 17)         fixed from time to time by a    that the number of directors
                                majority of the total number    may not be less than three
                                of directors. Vacancies must    (unless there are less than
                                be filled by the board of       three shareholders).
                                directors.                      Vacancies must be filled by
                                                                the board of directors.
---------------------------------------------------------------------------------------------

Classified Board of Directors   The Delaware Charter does not   The New York Charter does not
(see page 17)                   designate classes of            designate classes of
                                directors.                      directors.
---------------------------------------------------------------------------------------------

Removal of Directors by         Directors generally may be      Directors generally may be
Shareholders (see page 17)      removed, with or without        removed, with or without
                                cause, by a majority of the     cause, by a majority of the
                                stockholders.                   stockholders.
---------------------------------------------------------------------------------------------

Indemnification of Directors    The Delaware Charter provides   The New York Charter reserves
and Officers; Insurance (see    that the Company shall          the Company's right to
page 18)                        indemnify directors and         indemnify directors and
                                officers.                       officers. The New York
                                                                By-laws provides that the
                                                                Company may indemnify
                                                                directors and officers.
---------------------------------------------------------------------------------------------

  AMENDMENT OF CHARTER

     Under New York Law, except for certain ministerial changes to the charter which may be implemented by a corporation's board of directors without shareholder action, and except as otherwise required under a charter, a charter may be amended only if authorized by the board of directors and by the vote of the holders of a majority of the shares of stock entitled to vote on such amendment. Delaware Law allows a board of directors to recommend an amendment for approval by shareholders, and a majority of the shares entitled to vote at a shareholders' meeting are normally enough to approve that amendment. Both New York Law and Delaware Law also require that if a particular class or series of stock is adversely affected by certain types of amendments then such class or series also must authorize such amendment in order for it to become effective.

     New York Law and Delaware Law both allow a corporation to require a higher proportion of votes in order to authorize charter amendments, if so provided in the charter. The Delaware Charter provides that any amendment to the Delaware Charter relating to (i) the liability and indemnification of directors and officers, (ii) the term of directorships and the filling of directorship vacancies, (iii) stockholder action by written consent (iv) the election by the Company to be governed by Section 203 of the DGCL (see Article Thirteen of the Delaware Charter) and (v) the ability of the board of directors to make, alter, amend or repeal the Delaware By-laws can only be effected by the affirmative vote of the holders of at least 66 2/3% of the voting power of the then outstanding voting stock of Barr-DE. The New York Charter contains no comparable provision.

     In cases where the charter provides for so-called "blank check" preferred stock (that is, preferred stock that is undesignated as to series and relative rights), New York Law and Delaware Law also would allow the board of directors to establish one or more series of preferred stock and their relative rights, by amending the charter (called a certificate of designation in Delaware) without further shareholder action. Both the Delaware Charter and the New York Charter allow for "blank check" preferred stock.

  AMENDMENT OF BY-LAWS

     Under New York Law, a corporation's by-laws may be amended by the vote of the holders of a majority of the votes cast with respect to such amendment (rather than a majority of the shares outstanding) or, if permitted under the corporation's charter or a by-law adopted by the shareholders, by the board of directors.

The New York Charter is silent as to the authority of the board of directors to make, alter, amend or repeal the New York By-laws, but the New York By-laws confer such authority except that the board of directors has no power to change the quorum for meetings of the shareholders or of the board of directors or to change any provisions of the New York By-laws with respect to the removal of directors or the filling of vacancies in the board of directors resulting from the removal of the directors by the shareholders.

     Under Delaware Law, the by-laws can be amended by the vote of the holders of a majority of the votes cast with respect to such amendment (rather than a majority of the shares outstanding) or, if permitted under the corporation's charter, by the board of directors. The Delaware Charter provides the board of directors with the authority to amend the Delaware By-laws and also provides that this authority can only be withdrawn by vote of at least 66 2/3% of the voting power of the then outstanding voting stock of Barr-DE.

  WHO MAY CALL SPECIAL MEETINGS OF SHAREHOLDERS

     Under both New York Law and Delaware Law, the board of directors or anyone authorized in the charter or by-laws may call a special meeting of shareholders. Currently, the New York By-laws provide that special meetings may be called by the board of directors or the President and require that the President or the Secretary call a special meeting at the written request of shareholders collectively owning at least 25% of the shares entitled to vote. The Delaware Charter provides that special meetings may be called only by the board of directors, the Chairman of the board of directors, the Chief Executive Officer or the President.

  ACTION BY WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF A SHAREHOLDER MEETING

     New York Law permits shareholder action in lieu of a meeting only by unanimous written consent of those who would have been entitled to vote on a given action at a meeting. Delaware Law, on the other hand, generally permits shareholders to take action by the written consent of holders collectively owning at least the minimum number of votes (generally, a majority) that would be required for action at a shareholders' meeting assuming the presence of all shareholders entitled to vote thereon.

     The Delaware Charter eliminates actions by written consent of shareholders. Elimination of such shareholders' written consents may lengthen the amount of time required to take shareholder actions because certain actions by written consent are not subject to the minimum notice requirement of a shareholders' meeting. The elimination of shareholders' written consents will deter hostile takeover attempts because of the lengthened shareholder approval process. The board of directors believes this provision, like the other provisions to be included in the Delaware Charter and Delaware By-laws, will enhance the board of director's opportunity to fully consider and effectively negotiate in the context of a takeover attempt.

  RIGHT OF SHAREHOLDERS TO INSPECT SHAREHOLDER LIST

     Under New York Law, a shareholder of record may inspect the list of record shareholders upon giving at least five days' written demand to do so. The inspection may be denied if the shareholder refuses to give an affidavit that such inspection is not desired for a purpose which is in the interest of a business other than the business of the corporation and that the shareholder has not been involved in selling or offering to sell any list of shareholders of any corporation within the preceding five years. Under Delaware Law, any shareholder may inspect the shareholders' list for any purpose reasonably related to the person's interest as a shareholder. In addition, for at least ten days prior to each shareholders' meeting, a Delaware corporation must make available for examination a list of shareholders entitled to vote at the meeting.

  VOTE REQUIRED FOR CERTAIN TRANSACTIONS

     New York Law generally prohibits New York corporations from engaging in mergers, consolidations and sales of all or substantially all of their assets without the approval of holders of at least two-thirds of the corporation's voting stock.

     Under Delaware Law, on the other hand, holders of a majority of the outstanding stock entitled to vote on such transactions have the power to approve a merger, consolidation or sale of all or substantially all the assets, unless the charter provides otherwise. Furthermore, in the case of a merger under Delaware Law, shareholders of the surviving corporation do not have to approve the merger at all, unless the charter provides otherwise, if these three conditions are met:

     - No amendment of the surviving corporation's charter is made by the merger agreement; and

     - Each share of the surviving corporation's stock outstanding or in the treasury immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date; and

     - The merger results in no more than a 20% increase in its outstanding common stock.

  NUMBER OF DIRECTORS; FILLING OF VACANCIES

     Under both New York Law and Delaware Law, corporations must have at least one director. Under New York Law, the exact number of directors is fixed either in the charter, the by-laws, by the shareholders, or, if authorized in a shareholder-adopted by-law, by the board of directors. Under Delaware Law, the exact number of directors is fixed in the charter or in (or in the manner provided by) the by-laws.

     The New York By-laws provide that the number of directors may not be less than three (unless there are less than three shareholders). The Delaware Charter states the number of directors shall be determined by the Delaware By-laws. The Delaware By-laws provide that the number of directors shall be determined by a majority of the directors then in office. Under both the New York By-laws and the Delaware By-laws, in most instances vacancies are filled by the board of directors. However, the New York By-laws provide that if a vacancy is created by the removal of a director by the shareholders, the shareholders shall fill that vacancy at the meeting at which the director was removed. The Delaware By-laws do not contain a similar provision.

  CLASSIFIED BOARD OF DIRECTORS

     Both New York Law and Delaware Law permit "classified" boards of directors, which means the directors have staggered terms that do not all expire at once. New York Law and Delaware Law require that classified boards of directors be authorized in the corporation's charter or in a shareholder-adopted by-law. New York Law allows for as many as four different classes of directors, all as nearly equal in number as possible, and Delaware Law allows for only up to three different classes of directors. None of the New York Charter, New York By-laws, Delaware Charter nor Delaware By-laws authorizes a classified board of directors for the Company.

  REMOVAL OF DIRECTORS BY SHAREHOLDERS

     Under New York Law, directors may be removed by a majority of shareholders for cause, and may be removed for cause by the directors if the charter or a shareholder-adopted by-law so provides. Furthermore, if the charter or a shareholder-adopted by-law so provides, directors may be removed by the shareholders without cause. Under Delaware Law, directors generally may be removed, with or without cause, by a majority of the shareholders.

  LIMITATION OF DIRECTORS' LIABILITY

     Both states permit the limitation of a director's personal liability while acting in his or her official capacity, but only if the limitation is contained in the corporation's charter. Under New York Law, the charter may contain a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for any breach of duty. However, no provision can eliminate or limit:

     - the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director acted in bad faith or engaged in intentional misconduct or a knowing violation of law, personally gained a financial profit to which the director was not legally entitled, or violated certain provisions of New York Law; or

     - the liability of any director for any act or omission prior to the adoption of such provision in the charter.

The New York Charter does not contain a provision eliminating or limiting the personal liability of directors.

     Delaware Law also requires a charter provision in order to limit or eliminate a director's liability. However, Delaware Law precludes any limitation or elimination of liability if the director breaches his or her duty of loyalty to the corporation or its shareholders, or if his or her acts are not in good faith or involve a knowing violation of law or if he or she receives an improper personal benefit from the corporation, or authorized a dividend or stock repurchase that was forbidden by Delaware Law. The Delaware Charter limits director liability to the fullest extent permitted by Delaware Law.

     Due to the variations in New York Law and Delaware Law, there may be circumstances where, despite the inclusion of charter provisions seeking the maximum director exculpation permitted by applicable law, a director could remain liable under New York Law for conduct that would not expose him or her to liability under Delaware Law, or vice versa.

  INDEMNIFICATION OF DIRECTORS AND OFFICERS; INSURANCE

     With some variations, both New York Law and Delaware Law allow a corporation to "indemnify" (that is, to make whole) any person who is or was a director or officer of the corporation if that person is held liable for something he or she did or failed to do in an official capacity. Besides covering court judgments, out-of-court settlements, fines and penalties, both New York Law and Delaware Law also allow the corporation to advance certain reasonable expenses the person will incur or to reimburse those person's expenses after they are incurred, even if liability is not actually proven. The right to indemnification under both New York Law and Delaware Law does not normally exclude other rights of recovery the indemnified person may have.

     Additionally, each of the two laws permits a corporation to purchase insurance for its directors and officers against some or all of the costs of such indemnification or against liabilities arising from actions and omissions of the insured person, even though the corporation may not have power to indemnify the person against such liabilities.

     The New York Charter contains a provision reserving the right of the Company to indemnify the Company's directors and officers. The New York By-laws provide that the Company may indemnify the Company's directors and officers if such director or officer is not adjudged to have breached his or her duty to the Company as defined in Section 717 of the NYBCL and if such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Company and, in criminal actions or proceedings, had no reasonable cause to believe that his conduct was unlawful.

     However, neither New York Law nor Delaware Law permits indemnification of a director or officer if a court finds the person liable to the corporation itself, unless the court determines otherwise. Furthermore, both laws generally require that the person to be indemnified must have acted in good faith and in a manner he or she reasonably believed was consistent with (or, in Delaware only, not opposed to) the best interests of the corporation.

     If the Reincorporation is approved by the Company's shareholders, the Delaware Charter and the Delaware By-laws will permit the Company to indemnify directors and officers as fully as Delaware Law allows.

  LOANS TO, AND GUARANTEES OF OBLIGATIONS OF, DIRECTORS

     Under New York Law, a corporation may not lend money to, or guarantee the obligation of, a director unless the disinterested shareholders of such corporation approve the transaction. For purposes of the shareholder approval, the holders of a majority of the votes of the shares entitled to vote constitute a quorum, but shares held by directors who are benefited by the loan or guarantee are not included in the quorum. Moreover, under New York law, a guarantee may not be given by a New York corporation, if not in furtherance of its corporate purposes, unless it is authorized by two-thirds of the votes of all outstanding shares entitled to vote.

     Under Delaware Law, a board of directors may authorize loans by the corporation to, and guarantees by the corporation of any obligations of, any director of the corporation who is also an officer or other employee of the corporation whenever, in the judgment of the board of directors, such loan or guarantee may reasonably be expected to benefit the corporation.

     Notwithstanding Delaware Law, the Company has not made and does not intend to make any personal loans to, or guarantees for the benefit of, any of its directors or officers in violation of Section 13(k) of the Securities Act of 1934.

  ISSUANCE OF RIGHTS AND OPTIONS TO DIRECTORS, OFFICERS AND EMPLOYEES

     Under New York Law, the issuance of any stock rights or stock options, as well as plans to issue rights or options, to directors, officers or employees, must be approved by a majority vote of the corporation's shareholders. Delaware Law does not require stockholder approval of such transactions.

  TRANSACTIONS WITH INTERESTED DIRECTORS

     Under New York Law, a corporation may establish the validity of transactions between it and its interested directors through one of several methods, including the approval of a majority of the uninterested directors. Delaware Law provides that no transaction between a corporation and an interested director is void or voidable solely because that director's votes are counted if the material facts of that director's interest are known to the board of directors and the board of directors in good faith authorizes the transaction by a vote of a majority of the disinterested directors, or if that director's interest is disclosed to the stockholders and the stockholders in good faith approve the transaction.

  CONSIDERATION FOR SHARES

     Under New York Law, consideration for the issue of shares may consist of money or other property, tangible or intangible, labor or services actually received by or performed for the corporation, a binding obligation to pay the purchase price or a binding obligation to perform services, or some combination of the above. Stock certificates may not be issued until the amount of the consideration determined to be stated capital has been paid in cash (or certain other approved forms), and the consideration for the balance above stated capital, if any, which may include the above-referenced binding obligation, is provided for. Under Delaware Law, consideration may consist of cash, services rendered, personal or real property, leases of real property or any combination of these as payment in full or in part for the shares. However, the portion of the purchase price above the amount allocable to stated capital also can be issued (in whole or in part) upon receipt of the purchaser's binding obligation to pay such portion.

  DIVIDENDS; REDEMPTION OF STOCK

     Subject to its charter provisions, under both New York Law and Delaware Law a corporation may generally pay dividends, redeem shares of its stock or make other distributions to shareholders if the corporation is solvent and would not become insolvent because of the dividend, redemption or distribution. The assets applied to such a distribution may not be greater than the corporation's "surplus."

     Under New York Law, dividends may be paid or distributions made out of surplus only, so that the net assets of the corporation remaining after such payment or distribution shall be at least equal to the amount of its stated capital. New York Law defines surplus as the excess of net assets over stated capital and permits the board of directors to adjust stated capital. Delaware Law defines surplus as the excess of net assets over stated capital and lets the board of directors adjust capital. If there is no surplus, Delaware Law allows a corporation to apply net profits from the current or preceding fiscal year, or both, with certain exceptions. In general, with certain restrictions, New York Law permits a corporation to provide in its charter for redemption (at the option of the corporation of the shareholder or in certain other circumstances) of one or more classes or series of its shares. One such restriction provides that common stock may be issued or redeemed, with certain exceptions, only when the corporation has an outstanding class of common shares that is not subject to redemption. Delaware Law permits redemptions only when the corporation has outstanding one or more shares of one or more classes or series of stock, which share or shares have full voting powers.

  APPRAISAL RIGHTS

     The NYBCL generally provides that a dissenting shareholder has the right to receive the fair value of his shares if he complies with certain procedures and objects to (i) certain mergers and consolidations, (ii) certain dispositions of assets requiring shareholder approval, (iii) certain share exchanges, or (iv) certain amendments to the charter which adversely affect the rights of such shareholder. The DGCL provides such appraisal rights only in the case of shareholders objecting to certain mergers or consolidations (which class of mergers or consolidations is somewhat narrower than the class giving rise to appraisal rights under the NYBCL), unless additional appraisal rights are provided in the charter. The Delaware Charter does not provide any such additional appraisal rights.

     The NYBCL provides that dissenting shareholders have no appraisal rights if their shares are listed on a national securities exchange or designated as a market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. Appraisal rights may also be unavailable under the NYBCL in a merger between a parent corporation and its subsidiary where only one of them is a New York corporation, or in a merger between a parent and subsidiary where both are New York corporations, and the parent owns at least 90% of the subsidiary. Also, appraisal rights are available to shareholders who are not allowed to vote on a merger or consolidation and whose shares will be canceled or exchanged for cash or something else of value other than shares of the surviving corporation or another corporation. When appraisal rights are available, the shareholder may have to request the appraisal and follow other required procedures.

     Similarly, under the DGCL, appraisal rights are not available to a shareholder if the corporation's shares are listed on a national securities exchange or held by more than 2,000 shareholders of record, or if the corporation will be the surviving corporation in a merger which does not require the approval of the surviving corporation's shareholders. But, regardless of listing on an exchange, a dissenting shareholder in a merger or consolidation has appraisal rights under the DGCL if the transaction requires him or her to exchange shares for anything of value other than one or more of (a) shares of stock of the surviving corporation or of a new corporation which results from the merger or consolidation, (b) shares of another corporation which will be listed on a national securities exchange or held by more than 2,000 shareholders of record after the merger or consolidation occurs, or (c) cash instead of fractional shares of the surviving corporation or another corporation.

  PREEMPTIVE RIGHTS

     In New York, shareholders are generally entitled to preemptive rights in connection with certain types of stock issuances by the corporation, unless the charter expressly limits or eliminates preemptive rights. The New York Charter eliminates preemptive rights.

     In Delaware, the issuance of shares does not result in preemptive rights of shareholders unless the charter expressly provides them. The Delaware Charter does not expressly provide shareholders with preemptive rights.

  CAPITALIZATION

     The Company's capital stock currently consists of 100,000,000 authorized shares of Common Stock, par value $.01 per share, of which 66,785,798 shares were issued and outstanding as of June 30, 2003, and 2,000,000 authorized shares of preferred stock, par value $1.00 per share, of which none are currently outstanding. In addition, as of June 30, 2003, the Company had granted options to purchase a total of 5,743,402 shares of the Company's Common Stock and held such number of shares in reserve for issuance upon the exercise of such options. The board of directors has determined that it is necessary to increase the number of authorized shares of the Delaware Common Stock or New York Common Stock, as the case may be, and Barr-DE proposes to increase the number of authorized shares of Delaware Common Stock if Proposal No. 2 is approved by the shareholders at the Annual Meeting, and the Company proposes to increase the number of authorized shares of New York Common Stock if Proposal No. 2 is not approved by the shareholders at the Annual Meeting, from 100,000,000 shares to 200,000,000 shares upon shareholder approval of Proposal No. 3 described on page 26.

     The capital stock of Barr-DE will consist of 100,000,000 authorized shares of common stock, par value $.01 per share, and 2,000,000 authorized shares of preferred stock, par value $1.00 per share, at the time of the Merger, unless Proposal No. 3 is approved by the shareholders at the Annual Meeting, in which case the capital stock of Barr-DE will consist of 200,000,000 authorized shares of common stock, par value $.01 per share, and 2,000,000 authorized shares of preferred stock, par value $1.00 per share.

     Under the Delaware Charter, the board of directors has the authority to determine or alter the rights, preferences, privileges and restrictions to be granted to or imposed upon any wholly unissued series of preferred stock and to fix the number of shares constituting any such series and to determine the designation thereof. The board of directors may also authorize the issuance of preferred stock in connection with various corporate transactions.

     After the Reincorporation, Barr-DE will retain the rights currently available to the Company under New York Law to issue shares of its authorized but unissued capital stock. As the Company could currently do under New York Law, following the effectiveness of the proposed Reincorporation, shares of authorized and unissued common stock and preferred stock of Barr-DE could (within the limits imposed by applicable law) be issued in one or more transactions, or preferred stock could be issued with terms, provisions and rights which would make more difficult and, therefore, less likely, a takeover of Barr-DE. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of existing shares of common stock and preferred stock, and such additional shares could be used to dilute the stock ownership of persons seeking to obtain control of Barr-DE.

     It should be noted that, as with the voting rights to be accorded to any unissued series of preferred stock of the Company ("New York Preferred Stock") by the board of directors of the Company, the voting rights to be accorded to any unissued series of preferred stock of Barr-DE ("Delaware Preferred Stock") remain to be fixed by the board of directors of Barr-DE. Accordingly, if the board of directors of Barr-DE so authorizes, the holders of Delaware Preferred Stock may be entitled to vote separately as a class in connection with approval of certain extraordinary corporate transactions in circumstances where Delaware law does not ordinarily require such a class vote, or might be given a disproportionately large number of votes. Such Delaware Preferred Stock could also be convertible into a large number of shares of Delaware Common Stock under certain circumstances or have other terms which might make acquisition of a controlling interest in Barr-DE more difficult or more costly, including the right to elect additional directors to the board of directors of Barr-DE. As is presently the case with the New York Preferred Stock with respect to the Company, the Delaware Preferred Stock could potentially be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise to gain control of Barr-DE.

     If the Reincorporation is approved, it is not the present intention of the board of directors to seek shareholder approval prior to any issuance of the Delaware Preferred Stock or Delaware Common Stock, except as required by law or regulation.

  BUSINESS COMBINATIONS WITH INTERESTED STOCKHOLDERS

     Provisions in both New York Law and Delaware Law may help to prevent or delay changes of corporate control. In particular, both New York Law and Delaware Law restrict or prohibit an interested stockholder from entering into certain types of business combinations unless the board of directors approves the transaction in advance.

     Under New York Law, an interested shareholder is generally prohibited from entering into certain types of business combinations with a New York corporation for a period of five years after becoming an interested shareholder, unless the board of directors approves either the business combination or the acquisition of stock by the interested shareholder before the interested shareholder acquires his or her shares. An "interested shareholder" under New York Law is generally a beneficial owner of at least 20% of the corporation's outstanding voting stock. "Business combinations" under New York Law include mergers and consolidations between corporations or with an interested shareholder; sales, leases, mortgages or other dispositions to an interested shareholder of assets with an aggregate market value which either equals 10% or more of the corporation's consolidated assets or outstanding stock, or represents 10% or more of the consolidated earning power or net income of the corporation; issues and transfers to an interested shareholder of stock with an aggregate market value of at least 5% of the aggregate market value of the outstanding stock of the corporation; liquidation or dissolution of the corporation proposed by or in connection with an interested shareholder; reclassification or recapitalization of stock that would increase the proportionate stock ownership of an interested shareholder; and the receipt by an interested shareholder of any benefit from loans, guarantees, pledges or other financial assistance or tax benefits provided by the corporation.

     After a five-year period, New York Law allows such business combination if it is approved by a majority of the voting stock not owned by the interested shareholder or by an affiliate or associate of the interested shareholder. Business combinations are also permitted when certain statutory "fair price" requirements are met.

     One section of Delaware Law, Section 203, generally prohibits an interested stockholder from entering into certain types of business combinations with a Delaware corporation for three years after becoming an interested stockholder. An "interested stockholder" under Delaware Law is any person other than the corporation and its majority-owned subsidiaries who owns at least 15% of the outstanding voting stock, or who owned at least 15% within the preceding three years, and this definition includes affiliates of the corporation. Briefly described, the prohibited combinations include:

          (i) Mergers or consolidations.

          (ii) Sales, leases, exchanges or other dispositions of 10% or more of
     (1) the aggregate market value of all assets of the corporation or (2) the aggregate market value of all the outstanding stock of the corporation.

          (iii) Issuances or transfers by the corporation of its stock that would increase the proportionate share of stock owned by the interested stockholder.

          (iv) Receipt by the interested stockholder of the benefit of loans, advances, guarantees, pledges or other financial benefits provided by the corporation.

          (v) Any other transaction, with certain exceptions, that increases the proportionate share of the stock owned by the interested stockholder.

     A Delaware corporation may choose not to have Section 203 of the Delaware Law apply. The Company has chosen, however, to accept the protections of Section 203, and therefore the Delaware Charter will not waive those protections. Nevertheless, Section 203 does not apply in the following cases:

          (i) If, before the stockholder became an interested stockholder, the board of directors approved the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

          (ii) If, after the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to technical calculation rules.

          (iii) If, on or after the time the interested stockholder became an interested stockholder, the board of directors approved the business combination, and at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder also ratified the business combination at a stockholders' meeting.

  ANTI-TAKEOVER PROVISIONS IN BARR-DE'S CHARTER

     Through the Delaware Charter, the Company proposes to adopt certain measures designed to make hostile takeovers of Barr-DE more difficult. These measures include specific requirements described above relating to amendments to the Delaware Charter, calling special meetings of shareholders, the vote required for certain transactions as prescribed by
Section 203 of the DGCL and the ability of the board of directors to make, alter, amend or repeal the Delaware By-laws. The Company's board of directors believes that adoption of these measures will enable the board of directors to consider fully any proposed takeover attempt and to negotiate terms that maximize the benefit to Barr-DE and its shareholders.

     A hostile takeover attempt may have a positive or a negative effect on Barr-DE and its shareholders, depending on the circumstances surrounding a particular takeover attempt. Takeover attempts that have not been negotiated or approved by the board of directors of a corporation can seriously disrupt the business and management of a corporation and generally present to the shareholders the risk of terms that may be less than favorable to all of the shareholders than would be available in a board-approved transaction. Board of director-approved transactions may be carefully planned and undertaken at an opportune time in order to obtain maximum value for the corporation and all of its shareholders with due consideration to matters such as the recognition or postponement of gain or loss for tax purposes, the management and business of the acquiring corporation and maximum strategic deployment of corporate assets.

     The Company's board of directors recognizes that hostile takeover attempts do not always have the unfavorable consequences or effects described above and may frequently be beneficial to the shareholders, providing all of the shareholders with considerable value for their shares. However, the board of directors believes that the potential disadvantages of takeover attempts which are not approved by the board of directors are sufficiently great so that prudent steps to reduce the likelihood of such takeover attempts are in the best interests of Barr-DE and its shareholders. Accordingly, the Reincorporation proposal includes certain elements that may have the effect of discouraging or deterring hostile takeover attempts.

     Notwithstanding the belief of the board of directors as to the benefits to shareholders of the changes, shareholders should recognize that one of the effects of such changes may be to discourage a future attempt to acquire control of Barr-DE which is not presented to and approved by the board of directors, but which a substantial number and perhaps even a majority of shareholders might believe to be in their best interests or in which shareholders might receive a substantial premium for their shares over the current market price. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so.

     In considering the Reincorporation proposal, shareholders should be aware that the overall effect of certain of the proposed changes is to make it more difficult for holders of a majority of the outstanding shares of common stock to change the composition of the board of directors and to remove existing management in circumstances where a majority of the shareholders may be dissatisfied with the performance of the incumbent directors or otherwise desire to make changes.

     The provisions in Barr-DE's charter documents could make a proxy contest a less effective means of removing or replacing existing directors or could make it more difficult to effect a change in control of Barr-DE which is opposed by the board of directors. This strengthened tenure and authority of the board of directors could enable the board of directors to resist change. Because this provision may have the effect of continuing the tenure of the current board of directors, the board of directors has recognized that the individual directors have a personal interest in this provision that may differ from those of the shareholders. However, the board of directors believes that these provisions' primary purpose is to ensure that the board of directors will have sufficient time to consider fully any proposed takeover attempt in light of the short- and long-term benefits and other opportunities available to Barr-DE and, to the extent the board of directors determines to proceed with the takeover, to effectively negotiate terms that would maximize the benefits to Barr-DE and its shareholders.

     The Company's board of directors has considered the potential disadvantages and believes that the potential benefits of the provisions included in the Delaware Charter outweigh the possible disadvantages. In particular, the board of directors believes that the benefits associated with enabling the board of directors to fully consider and negotiate proposed takeover attempts, as well as the greater sophistication, breadth and certainty of Delaware law, make the proposed Reincorporation beneficial to the Company, its management and its shareholders.

     The proposal to include these anti-takeover provisions in the proposed Reincorporation is not in response to any presently proposed takeover or other attempt to acquire control of the Company. From time-to-time, the Company receives proposals regarding transactions that could result in a takeover or change of control of the Company; however, no such transactions are currently anticipated.

MODIFICATION OR ABANDONMENT

     Additional considerations may become evident to the Company in the course of completing the planning and implementation of the Reincorporation. Accordingly, the board of directors has determined that it is advisable in the best interests of the Company and its shareholders for the board to reserve the power to modify or abandon the plan regarding the Reincorporation in whole or in part after it has been approved by the shareholders of the Company, provided that any such modification or abandonment does not have any material adverse effect on individual shareholders or on the Company's financial condition or operations. Management of the Company does not presently anticipate that the abandonment or material modification of the Reincorporation plan will prove to be necessary or desirable.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following discussion is a general summary of the material federal income tax consequences of the Merger to holders of New York Common Stock and to the Company and Barr-DE. This discussion is limited to holders of New York Common Stock who are individual citizens or residents of the United States or that are United States corporations and that in each case hold their New York Common Stock as a capital asset for United States federal income tax purposes (generally, assets held for investment). This discussion does not address all of the tax consequences of the Merger that may be relevant to a particular holder of New York Common Stock or to a holder of New York Common Stock that is subject to special treatment under United States federal income tax laws. Also, this discussion does not address the tax consequences to holders who acquired their New York Common Stock through stock option or stock purchase programs or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of transactions effected prior to or after the Merger (whether or not such transactions are in connection with the Merger). Finally, no foreign, state or local tax or non-income tax considerations are addressed herein. Accordingly, the Company's shareholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger, including the applicable federal, state, local and foreign tax consequences to them of the Merger.

     The following discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations, judicial authority and administrative rulings and practice, all as of the date hereof. No assurance can be given that the Internal Revenue Service (the "IRS") will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below. In addition, there can be no assurance that future legislative, judicial or administrative changes or interpretations will not adversely affect the accuracy of the statements and conclusions set forth herein. Any such changes or interpretations could be applied retroactively and could affect the tax consequences of the Merger to the Company, Barr-DE and the Company's shareholders.

     At the time of the Merger, the Company will receive an opinion from Kirkland & Ellis LLP to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code. If the Merger qualifies as a reorganization, then, subject to the limitations and qualifications referred to herein, the material federal income tax consequences of the Merger will be as follows:

     - No gain or loss will be recognized by holders of New York Common Stock on the exchange of New York Common Stock for Delaware Common Stock;

     - The aggregate tax basis of the Delaware Common Stock received by each holder of New York Common Stock in the Merger will be equal to the aggregate tax basis of the New York Common Stock surrendered in exchange therefor;

     - The holding period of the Delaware Common Stock received by each holder of New York Common Stock will include the holding period that such holder had in the New York Common Stock surrendered in exchange therefor; and

     - No gain or loss will be recognized by the Company or Barr-DE as a result of the Merger.

     The Company has not requested a ruling from the IRS with respect to the federal income tax consequences of the Merger. The opinion of Kirkland & Ellis LLP referred to above will rely upon assumptions and representations of the Company and Barr-DE and will be subject to the limitations and qualifications set forth therein. This opinion will neither bind the IRS or the courts, nor preclude the IRS from adopting a contrary position. A successful IRS challenge to the status of the Merger as a reorganization could result in a shareholder recognizing gain or loss with respect to each share of New York Common Stock exchanged in the Merger in an amount equal to the difference between the fair market value, as of the time of the Merger, of the Delaware Common Stock received in the exchange and the shareholder's basis in the New York Common Stock surrendered.

     The holders of New York Common Stock will be required to attach a statement to their tax returns for the year of the Merger that contains the information listed in Treasury Regulation Section 1.368-3(b). This statement must include the holder's tax basis in the holder's New York Common Stock and a description of the Delaware Common Stock received.

ACCOUNTING TREATMENT OF THE MERGER

     In accordance with generally accepted accounting principles, the Company expects that the Merger will be accounted for as a reorganization of entities under common control at historical cost.

FINANCIAL ACCOUNTING IMPLICATIONS

     For financial accounting and reporting purposes, Barr-DE's subsidiaries will be fully consolidated with Barr-DE and the Reincorporation and transfer of assets to a wholly-owned subsidiary are not expected to otherwise have any material financial reporting implications for Barr-DE or the Company.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         THE REINCORPORATION PROPOSAL.

                                PROPOSAL NO. 3.

                        AMENDMENT TO INCREASE THE NUMBER
                    OF AUTHORIZED SHARES OF COMMON STOCK OF
                  THE COMPANY OR BARR-DE, AS THE CASE MAY BE,
                 FROM 100,000,000 SHARES TO 200,000,000 SHARES

     The board of directors has approved, subject to shareholder approval, an Amendment to Barr-DE's Certificate of Incorporation if Proposal No. 2 is approved by the shareholders at the Annual Meeting, or to the Company's Certificate of Incorporation if Proposal No. 2 is not approved by the shareholders at the Annual Meeting, to increase the number of authorized shares of common stock of Barr-DE or Barr-NY, as the case may be, from 100,000,000 shares to 200,000,000 shares. If Proposal No. 2 is approved by the shareholders at the Annual Meeting, Barr-DE proposes to amend Section 1 of Article Four of its Certificate of Incorporation to read as follows:

          "SECTION 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 202,000,000 shares, consisting of:

             (a) 2,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"); and

             (b) 200,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

          The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below."

     If Proposal No. 2 is not approved by the shareholders at the Annual Meeting, the Company proposes to amend the first sentence of Article Fourth of its Certificate of Incorporation to read as follows:

          "FOURTH: The number of shares of all classes of stock which the corporation shall have authority to issue is 200,000,000 shares of common stock of the par value of $.01 per share, entitled to one vote per share, and 2,000,000 shares of preferred stock of the par value of $1.00 per share."

     The Board of Directors believes that it is advisable and in the best interests of Barr-DE or the Company, as the case may be, to have available additional authorized but unissued shares of common stock to provide for future needs. The Company has authorized 100,000,000 shares of Common Stock with 66,992,993 shares of Common Stock issued and outstanding as of September 2, 2003 and 6,741,436 shares of Common Stock reserved for issuance upon the exercise of stock options previously granted by the Company as of June 30, 2003. Barr-DE or the Company, as the case may be, will need additional authorized shares of Common Stock. The additional but unissued shares of Common Stock will be available for issuance from time to time by Barr-DE or the Company, as the case may be, at the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The Company's Board of Directors believes that the additional but unissued common stock may be necessary for future financing and to attract potential new equity capital to carry out the Company's business objectives.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
           INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
                 OF BARR-DE OR THE COMPANY, AS THE CASE MAY BE,
                 FROM 100,000,000 SHARES TO 200,000,000 SHARES

                         BENEFICIAL OWNERSHIP OF SHARES

     The following table sets forth information regarding the beneficial ownership of our common stock as of June 30, 2003 by (i) each person known to us who beneficially owns more than 5% of our common stock; (ii) each director;
(iii) each executive officer of the Company identified in the Summary Compensation Table below (the "Named Officers"); and (iv) all directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

                                                             AMOUNT AND NATURE
                                                               OF BENEFICIAL     PERCENT
NAME OF BENEFICIAL OWNER                                       OWNERSHIP(1)      OF CLASS
------------------------                                     -----------------   --------
Bernard C. Sherman(2)......................................     10,359,264         15.5
  150 Signet Drive, Weston, Ontario, M9L1T9 Canada
FMR, Edward C. Johnson, 3d and Abigail P. Johnson(3).......      4,083,380          6.1
  82 Devonshire Street, Boston, MA 02109
Bruce L. Downey(4).........................................      1,338,986          2.0
Paul M. Bisaro(5)..........................................        427,039            *
George P. Stephan(6).......................................        232,246            *
William T. McKee(7)........................................        211,800            *
Carole S. Ben-Maimon(8)....................................        134,997
Jack M. Kay(9).............................................        101,249            *
Harold N. Chefitz(10)......................................         28,750            *
Richard R. Frankovic(11)...................................         27,736            *
Peter R. Seaver(12)........................................         26,152
James S. Gilmore, III(13)..................................         22,500            *
Frederick J. Killion(14)...................................         18,393            *
All executive officers and directors (17 persons)(15)......      3,590,900          5.1

---------------

  *  Less than 1%

 (1) We have included in shares owned by each shareholder all options held by the shareholder that are currently exercisable or exercisable within 60 days of June 30, 2003. Percentages are based on 66,785,798 shares of common stock issued and outstanding as of June 30, 2003, net of shares held in treasury.

 (2) All of these shares are held of record by Sherman Delaware, Inc., of which Mr. Sherman is the sole shareholder. Of these shares, 10,359,264 have been pledged to banks to secure a guaranty by Sherman Delaware of the obligation of a third party.

 (3) As of June 30, 2003, FMR Corp., on behalf of certain of its direct and indirect subsidiaries, and Fidelity International Limited, on behalf of certain of its direct and indirect subsidiaries (collectively "Fidelity"), indirectly held 4,083,380 shares of our common stock. Fidelity Management & Research Company and FMR Co., Inc., wholly-owned subsidiaries of FMR Corp. and investment advisors registered under Section 203 of the Investment Advisors Act of 1940, were the beneficial owners of 4,049,468 shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., was the beneficial owner of 32,962 shares. Fidelity International Limited was the beneficial owner of 950 shares.

 (4) Beneficial ownership for Mr. Downey includes 1,079,993 shares issuable upon the exercise of options held by Mr. Downey that are currently exercisable or exercisable within 60 days of June 30, 2003.

 (5) Beneficial ownership for Mr. Bisaro includes 379,391 shares issuable upon the exercise of options held by Mr. Bisaro that are currently exercisable or exercisable within 60 days of June 30, 2003.

 (6) Beneficial ownership for Mr. Stephan includes 134,873 shares issuable upon the exercise of options held by Mr. Stephen that are currently exercisable or exercisable within 60 days of June 30, 2003.

 (7) Beneficial ownership for Mr. McKee includes 206,790 shares issuable upon the exercise of options held by Mr. McKee that are currently exercisable or exercisable within 60 days of June 30, 2003.

 (8) Beneficial ownership for Dr. Ben-Maimon includes 134,997 shares issuable upon the exercise of options held by Dr. Ben-Maimon that are currently exercisable or exercisable within 60 days of June 30, 2003.

 (9) Beneficial ownership for Mr. Kay includes 101,249 shares issuable upon the exercise of options held by Mr. Kay that are currently exercisable or exercisable within 60 days of June 30, 2003.

(10) Beneficial ownership for Mr. Chefitz includes 28,750 shares issuable upon the exercise of options held by Mr. Chefitz that are currently exercisable or exercisable within 60 days of June 30, 2003.

(11) Beneficial ownership for Mr. Frankovic includes 26,343 shares issuable upon the exercise of options held by Mr. Frankovic that are currently exercisable or exercisable within 60 days of June 30, 2003.

(12) Beneficial ownership for Mr. Seaver includes 22,500 shares issuable upon the exercise of options held by Mr. Seaver that are currently exercisable or exercisable within 60 days of June 30, 2003.

(13) Beneficial ownership for Mr. Gilmore includes 22,500 shares issuable upon the exercise of options held by Mr. Gilmore that are currently exercisable or exercisable within 60 days of June 30, 2003.

(14) Beneficial ownership for Mr. Killion includes 18,000 shares issuable upon the exercise of options held by Mr. Killion that are currently exercisable or exercisable within 60 days of June 30, 2003.

(15) Beneficial ownership for all executive officers and directors includes shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of June 30, 2003.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes annual and long-term compensation for the three fiscal years ended June 30, 2003 awarded to, earned by or paid to our Chief Executive Officer and the four other most highly paid executive officers during the last fiscal year for services rendered to the Company in all capacities.

                                                                                 LONG-TERM
                                                                            COMPENSATION AWARDS
                                              ANNUAL COMPENSATION        -------------------------
                                         -----------------------------     STOCK       ALL OTHER
NAME & PRINCIPAL POSITION                YEAR     SALARY(1)    BONUS     OPTIONS(2)   COMPENSATION
-------------------------                ----     ---------   --------   ----------   ------------
Bruce L. Downey........................  2003     $846,154    $500,000    134,999       $158,445(5)
  Chairman and CEO                       2002      746,154     500,000    112,500         78,587
                                         2001      646,154     400,000     90,000         95,986
Paul M. Bisaro.........................  2003     $448,077    $250,000     71,999       $ 90,305(6)
  President and COO                      2002      397,115     250,000     75,000         50,770
  Barr Laboratories, Inc.                2001      323,077     200,000     60,000         52,239
Carole S. Ben-Maimon...................  2003     $398,077    $200,000     67,499       $ 78,905(7)
  President and COO                      2002      334,615     470,000     37,500         79,319
  Barr Research                          2001(3)   116,538     216,397     75,000         25,794
Frederick J. Killion...................  2003     $339,423    $290,000      9,000       $ 61,383(8)
  Senior Vice President                  2002(4)    95,000     175,000     75,000         20,187
  General Counsel and Secretary
William T. McKee.......................  2003     $298,846    $150,000     53,999       $ 55,793(9)
  Senior Vice President                  2002      269,039     175,000     52,500         45,540
  CFO and Treasurer                      2001      243,654     120,000     45,000         39,791

---------------

(1) Includes amounts deferred by the employee for all years under our Savings and Retirement Plan and our Excess Savings and Retirement Plan.

(2) Stock options adjusted for 3-for-2 stock split effected in the form of a 50% stock divided distributed on March 17, 2003 to shareholders of record on February 28, 2003.

(3) Dr. Ben-Maimon was hired and elected as an officer in January 2001.

(4) Mr. Killion was hired and elected as an officer in March 2002.

(5) Includes the Company's contributions to the Savings and Retirement Plan and the Excess Savings and Retirement Plan aggregating $134,615, $2,591 in life and medical insurance premiums paid by the Company and $21,239 in personal use of the Company's corporate jet.

(6) Includes the Company's contributions to the Savings and Retirement Plan and the Excess Savings and Retirement Plan aggregating $67,308, $6,157 in life and medical insurance premiums paid by the Company, $9,840 as an automotive allowance and $7,000 in personal use of the Company's corporate jet.

(7) Includes the Company's contributions to the Savings and Retirement Plan and the Excess Savings and Retirement Plan aggregating $59,808, $6,769 in life and medical insurance premiums paid by the Company and $12,328 as an automotive allowance.

(8) Includes the Company's contributions to the Savings and Retirement Plan and the Excess Savings and Retirement Plan aggregating $51,708, $2,229 in life and medical insurance premiums paid by the Company and $7,446 as an automotive allowance.

(9) Includes the Company's contributions to the Savings and Retirement Plan and the Excess Savings and Retirement Plan aggregating $47,385, $1,653 in life and medical insurance premiums paid by the Company and $6,755 as an automotive allowance.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth certain information concerning all grants of stock options to the Named Officers during the fiscal year ended June 30, 2003. These options are included in the Summary Compensation Table above. All options were granted at fair market value under the 1993 Stock Incentive Plan and have ten-year terms. The rules of the Securities and Exchange Commission require us to show hypothetical gains that the Named Officers would have for these options at the end of their ten-year terms. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10% assumed annual compound rates of stock price appreciation are required by SEC rules. They are not our estimate or projection of future stock prices.

                             INDIVIDUAL GRANTS(1)
                           -------------------------                              POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF     % OF TOTAL                                  ASSUMED ANNUAL RATES OF
                             SHARES       OPTIONS                                   STOCK PRICE APPRECIATION
                           UNDERLYING    GRANTED TO     PER SHARE                        FOR OPTION TERM
                            OPTIONS     EMPLOYEES IN   EXERCISE OR   EXPIRATION   -----------------------------
NAME                        GRANTED     FISCAL YEAR    BASE PRICE       DATE           5%              10%
----                       ----------   ------------   -----------   ----------   -------------   -------------
Bruce L. Downey..........   134,999         9.60%        $39.87        8/7/12      $3,384,969      $8,578,176
Paul M. Bisaro...........    71,999         5.12          39.87        8/7/12       1,805,305       4,574,997
Carole S. Ben-Maimon.....    67,499         4.80          39.87        8/7/12       1,692,472       4,289,056
Frederick J. Killion.....     9,000         0.64          39.87        8/7/12         225,666         571,883
William T. McKee.........    53,999         3.84          39.87        8/7/12       1,353,972       3,431,232

---------------

(1) Consists of options granted under our 1993 Stock Incentive Plan, as amended. All options listed were granted on August 7, 2002 and were scheduled to vest ratably over three years.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table provides information about the value realized on option exercises for each of the Named Officers during the fiscal year ended June 30, 2003, and the value of their unexercised options at June 30, 2003.

                                                              NUMBER OF SHARES            VALUE OF UNEXERCISED
                                                           SUBJECT TO UNEXERCISED         IN-THE-MONEY OPTIONS
                            SHARES                           OPTIONS AT YEAR-END            AT YEAR-END(1)(2)
                          ACQUIRED ON       VALUE        ---------------------------   ---------------------------
NAME                       EXERCISE     REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      -----------   --------------   -----------   -------------   -----------   -------------
Bruce L. Downey.........        --        $       --      1,034,993       134,999      $50,864,926    $3,499,174
Paul M. Bisaro..........    50,000         2,569,274        355,391        71,999       14,560,830     1,866,214
Carole S. Ben-Maimon....        --                --        112,497        67,499        2,560,606     1,749,574
Frederick J. Killion....        --                --         15,000        69,000          307,650     1,463,880
William T. McKee........    26,867         1,051,817        188,790        53,999        6,383,400     1,399,654

---------------

(1) The dollar value is calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or year-end.

(2) "In-the-money" means the market price of the common stock is greater than the exercise price of the option on the date specified.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of June 30, 2003 with respect to compensation plans approved by Barr shareholders under which our equity securities are authorized for issuance. In our merger with Duramed, we assumed stock option plans that were approved by Duramed's shareholders but not subsequently approved by our shareholders. Other than those assumed Duramed plans, we do not have any equity compensation plans that have not been approved by our shareholders. While we will honor our obligations with respect to outstanding option grants under the Duramed plans, we do not plan to make any future option grants under those plans (as reflected in column (c) below, no options remain available for grant under those Duramed plans).

                                                                                      NUMBER OF SECURITIES
                                                                                      REMAINING AVAILABLE
                                                                                      FOR FUTURE ISSUANCE
                                                 NUMBER OF                                UNDER EQUITY
                                              SECURITIES TO BE     WEIGHTED-AVERAGE    COMPENSATION PLANS
                                            ISSUED UPON EXERCISE    EXERCISE PRICE         (EXCLUDING
                                               OF OUTSTANDING       OF OUTSTANDING    SECURITIES REFLECTED
PLAN CATEGORY                                    OPTION(A)            OPTIONS(B)        IN COLUMN(A))(C)
-------------                               --------------------   ----------------   --------------------
Equity compensation plans approved by
  security holders........................       5,191,188              $30.44             5,657,161
Equity compensation plans not approved by
  security holders........................         552,214               16.86                    --
                                                 ---------              ------             ---------
     Total................................       5,743,402              $29.13             5,657,161
                                                 =========              ======             =========

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Pursuant to its charter, the Compensation Committee's responsibilities include developing and administering a compensation policy for senior management that contains appropriate performance incentives and equity-linked components, and reviewing annually the performance of the executive officers of the Company. The Compensation Committee also administers the stock option and stock incentive plans and approves grants of stock options and other incentives under those plans.

     Compensation programs for executive officers are designed to attract, retain and motivate employees who will contribute to the achievement of corporate goals and objectives. Elements of executive compensation include salaries, bonuses and awards of stock options, with the last two being variable. In making its decisions or recommendations, the Committee takes into account factors it deems relevant to the specific compensation component being considered, including: compensation paid by other business organizations of comparable size in the same industry and related industries; profitability; the attainment of annual individual and business objectives; an assessment of individual contributions relative to others; and historic compensation awards.

     The Committee considered the factors described above in determining Mr. Downey's total compensation. Specifically, the Committee and the board recognized that during fiscal 2003, under Mr. Downey's leadership, the Company met strategic objectives approved by the board of directors, which included strong sales in its generic products including a 196% year over year increase in sales from the Company's oral contraceptive franchise, generic product development as measured by product filings and approvals and proprietary product development, including the filing of a New Drug Application (NDA) for SEASONALE(R). During fiscal 2003, the Company filed 14 new product applications with the FDA, including an application for generic Premarin(R) (Conjugated Estrogens), received 16 new product approvals, and launched 10 new products, including five generic oral contraceptive products and an alternative brand of ciprofloxacin.

     Also during fiscal 2003, the Company had nine proprietary products in development, including seven clinical trials, expanded its female healthcare sales force to 250 representatives and completed construction of its Adenovirus facility on its Virginia campus. Finally, in June 2003 the Company completed agreements with Wyeth to acquire the U.S. rights to four products marketed by Wyeth and a license to complete the development of and market a new oral contraceptive.

     The Compensation Committee set the total compensation packages for Mr. Downey and the other executive officers based on Barr's achievements in fiscal 2003.

  POLICY ON DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code generally limits the income tax deduction that a publicly-traded corporation may take for compensation paid in any tax year to any executive officer named in the Summary Compensation Table to $1,000,000. Generally speaking, neither compensation that qualifies as "performance-based compensation" under the Code, nor compensation that is deferred until termination of employment, is subject to this deduction limit. This limit has not had a material effect on the Company to date.

     The Company has the right under its employment agreement with Mr. Downey to defer the payment of his bonus awards to the extent that they would otherwise be non-deductible by the Company as a result of Code Section 162(m), and the Company has exercised this right with respect to a portion of Mr. Downey's bonus award for the Company's 2003 fiscal year. The Company is also implementing elective salary and bonus deferral arrangements that may likewise help to mitigate the potential impact of Section 162(m) in the future.

     At last year's Annual Meeting, the shareholders of the Company approved the 2002 Stock and Incentive Award Plan, which authorizes the Committee, in its discretion, to make stock-based awards and cash awards that qualify as "performance-based compensation" under the Code, as well as awards that do not so qualify. The Committee believes that the vast majority of awards that have been made to the named executive officers to date under the Plan and its predecessor, the 1993 Stock Incentive Plan, qualify as "performance-based compensation" that is not subject to the deduction limit of Section 162(m).

     The Committee's primary objective is to pay compensation on terms that will best achieve the Company's business goals. If the Committee determines that it can readily accomplish this objective without loss of deductibility pursuant to
Section 162(m), then it will generally endeavor to do so. Otherwise, it may pay compensation that is not deductible under Section 162(m).

                                          THE COMPENSATION COMMITTEE
                                          Harold N. Chefitz, Chairman
                                          James S. Gilmore III
                                          Peter R. Seaver
                                          George P. Stephan

EXECUTIVE AGREEMENTS

     Bruce L. Downey. We entered into an employment agreement with Mr. Downey in 1993 that we amended and restated in its entirety on August 8, 2002 and further amended and restated in its entirety on October 24, 2002. Under the agreement, Mr. Downey will continue to serve as our Chief Executive Officer. Mr. Downey's employment agreement is set to terminate on August 8, 2005, but will automatically extend for successive one-year periods unless one party gives notice to the other party at least 12 months prior to the scheduled termination date of its desire to terminate the agreement. Under the agreement, Mr. Downey is paid a base salary, presently $1,000,000 for fiscal 2004, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 50% of his base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 50% of his base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Mr. Downey is also entitled to the business and personal use of an automobile at our expense. If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Mr. Downey for Good Reason, as defined in the agreement, he will be entitled to a severance payment equal to up to three times the sum of
(1) his highest base salary and (2) an average bonus amount (such amount, "Annual Cash Compensation"). If the termination occurs after Mr. Downey attains the age of 65 but before 70, the payment shall be equal to two times his Annual Cash Compensation, and if after 70 the payment shall be equal to his Annual Cash Compensation. Unless termination occurs after Mr. Downey has attained the age of 70, the payment of a portion of any severance payment will be conditioned on Mr. Downey not competing with us and complying with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, Mr. Downey will be entitled to a non-renewal payment equal to two times his Annual Cash Compensation (unless Mr. Downey has attained the age of 70 prior to the scheduled terminate date, in which case the payment shall be equal to his Annual Cash Compensation). If any compensation to Mr. Downey under the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. Downey in an amount sufficient to cover any such taxes. Mr. Downey has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination.

     Paul M. Bisaro. We entered into an employment agreement with Mr. Bisaro in 1999 that we amended and restated in its entirety on August 8, 2002 and further amended and restated in its entirety on October 24, 2002. Under the agreement, Mr. Bisaro will continue to serve as President and Chief Operating Officer of Barr Laboratories, Inc. Mr. Bisaro's employment agreement is set to terminate on August 8, 2005, but will automatically extend for successive one-year periods unless one party gives notice to the other party at least six months prior to the scheduled termination date of its desire to terminate the agreement. Under the agreement, Mr. Bisaro is paid a base salary, presently $525,000 for fiscal 2004, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 50% of his base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 50% of his base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Mr. Bisaro is also entitled to the business and personal use of an automobile at our expense. If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Mr. Bisaro for Good Reason, as defined in the agreement, he will be entitled to a severance payment equal to 2.5 times his Annual Cash Compensation. The payment of a portion of any severance payment will be conditioned on Mr. Bisaro not competing with us and complying with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, and Mr. Bisaro performs the transition duties and responsibilities set forth in the non-renewal notice for a period not to exceed 90 days and thereafter terminates the agreement for Good Reason prior to the scheduled termination date (such non-renewal combined with the required performance by Mr. Bisaro constitutes Good Reason), Mr. Bisaro will be entitled to a payment equal to 1.25 times his Annual Cash Compensation. If we elect not to renew the agreement at any time and Mr. Bisaro does not thereafter elect to terminate the agreement for Good Reason, as specified above, Mr. Bisaro will be entitled to a payment equal to his Annual

Cash Compensation, provided that he serves-out the balance of his term and complies with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. If any compensation to Mr. Bisaro under the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Mr. Bisaro in an amount sufficient to cover any such taxes. Mr. Bisaro has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination.

     Carole S. Ben-Maimon. We entered into an employment agreement with Dr. Ben-Maimon in 2001 that we amended and restated in its entirety on August 8, 2002 and further amended and restated in its entirety on October 24, 2002. Under the agreement, Dr. Ben-Maimon will continue to serve as the President of Barr Research, responsible for directing, managing and overseeing all new proprietary drug discovery and development studies and activities, including clinical trials and medical and regulatory affairs related to such activities. Dr. Ben-Maimon's employment agreement is set to terminate on August 19, 2005, but will automatically extend for successive one-year periods unless one party gives notice to the other party at least six months prior to the scheduled termination date of its desire to terminate the agreement. Under the agreement, Dr. Ben-Maimon is paid a base salary, presently $475,000 for fiscal 2004, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 50% of her base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 50% of her base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Dr. Ben-Maimon is also entitled to the business and personal use of an automobile at our expense, and we have agreed to pay the costs of her medical malpractice insurance premiums, not to exceed $15,000 in any year. If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Dr. Ben-Maimon for Good Reason, as defined in the agreement, she will be entitled to a severance payment equal to 2.5 times her Annual Cash Compensation. The payment of a portion of any severance payment will be conditioned on Dr. Ben-Maimon not competing with us and complying with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, and Dr. Ben-Maimon performs the transition duties and responsibilities set forth in the non-renewal notice for a period not to exceed 90 days and thereafter terminates the agreement for Good Reason prior to the scheduled termination date (such non-renewal combined with the required performance by Dr. Ben-Maimon constitutes Good Reason), Dr. Ben-Maimon will be entitled to a payment equal to 1.25 times her Annual Cash Compensation. If we elect not to renew the agreement at any time and Dr. Ben-Maimon does not thereafter elect to terminate the agreement for Good Reason, as specified above, Dr. Ben-Maimon will be entitled to a payment equal to her Annual Cash Compensation, provided that she serves-out the balance of her term and complies with the confidentiality, non-solicit and non-disparagement obligations that survive termination of the agreement. If any compensation to Dr. Ben-Maimon under the agreement would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code, we are obligated to make a gross-up payment to Dr. Ben-Maimon in an amount sufficient to cover any such taxes. Dr. Ben-Maimon has agreed to keep confidential certain information during the term of the agreement and thereafter, and has agreed to certain non-solicitation and non-disparagement restrictions that apply for a year after termination.

     Frederick J. Killion. On February 8, 2002, we entered into an employment agreement with Mr. Killion that we amended and restated in its entirety on February 19, 2003, under which he will continue to serve as our Senior Vice President, General Counsel and Secretary, responsible for managing and supervising the day-to-day legal affairs of the Company, including managing and supervising internal and external counsel. Mr. Killion's employment agreement is set to terminate on February 19, 2006, but will automatically extend for successive one-year periods unless one party gives notice to the other party at least six months prior to the scheduled termination date of its desire to terminate the agreement. Under the agreement, Mr. Killion is paid a base salary, presently $400,000 for fiscal 2004, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 40% of his base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 40% of his base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Mr. Killion is also entitled to the business and personal use of an automobile at our expense. If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Mr. Killion for Good Reason, as defined in the agreement, he will be entitled to a severance payment equal to 2 times his Annual Cash Compensation. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, Mr. Killion will be entitled to a non-renewal payment equal to his Annual Cash Compensation, provided that he serves-out the balance of his term and complies with the confidentiality obligations that survive termination of the agreement. Mr. Killion has agreed to keep confidential certain information during the term of the agreement and thereafter.

     William T. McKee. On February 7, 2001, we entered into an employment agreement with Mr. McKee that we amended and restated in its entirety on February 19, 2003, under which he will continue to serve as our Senior Vice President, Chief Financial Officer and Treasurer. Mr. McKee's employment agreement is set to terminate on February 19, 2006, but will automatically extend for successive one-year periods unless one party gives notice to the other party at least six months prior to the scheduled termination date of its desire to terminate the agreement. Under the agreement, Mr. McKee is paid a base salary, presently $400,000 for fiscal 2004, subject to increase in future years by the Compensation Committee, and is eligible for an annual bonus of up to 40% of his base salary in effect for a particular year at the discretion of the Compensation Committee (at their discretion, the Compensation Committee may increase the bonus above 40% of his base salary). In addition to being eligible to participate in our incentive, health and benefit plans, Mr. McKee is also entitled to the business and personal use of an automobile at our expense. If the agreement is terminated by us without Good Cause, as defined in the agreement, or by Mr. McKee for Good Reason, as defined in the agreement, he will be entitled to a severance payment equal to 2 times his Annual Cash Compensation. In addition, if we elect not to renew the agreement at any time, unless we have Good Cause for not renewing the agreement, Mr. McKee will be entitled to a non-renewal payment equal to his Annual Cash Compensation, provided that he serves-out the balance of his term and complies with the confidentiality obligations that survive termination of the agreement. Mr. McKee has agreed to keep confidential certain information during the term of the agreement and thereafter.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

MEMBERSHIP AND ROLE OF THE AUDIT COMMITTEE

     The Audit Committee consists of the following members of the Company's board of directors: George P. Stephan (Chairman), Harold N. Chefitz and Richard
R. Frankovic. The board of directors has determined that each member of the Audit Committee is independent as defined in Section 303 of the listing standards of the New York Stock Exchange. The Audit Committee operates under a written charter that has been adopted by the board of directors, which was most recently published in our proxy statement for our 2001 Annual Meeting of Shareholders.

     The primary function of the Audit Committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the Company's financial matters. The Audit Committee's primary responsibilities are to: (1) monitor the integrity of Barr's financial reporting processes and systems of internal controls; (2) select, retain and monitor the independence and performance of Barr's independent public accountants; and (3) facilitate and maintain an open avenue of communication among the board of directors, senior management and the independent public accountants.

REVIEW OF THE COMPANY'S AUDITED FINANCIAL STATEMENTS

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2003 with the Company's management. The Audit Committee has discussed with Deloitte & Touche LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Communication with Audit Committees), as amended by SAS No. 89 (Audit Adjustments) and SAS No. 90 (Audit Committee Communications).

     The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the board of directors that the Company's audited financial statements be included in the Company's Annual Report to Shareholders on Form 10-K.

DELOITTE & TOUCHE LLP INFORMATION

     The Audit Committee has selected and retained Deloitte & Touche LLP to serve as our independent auditors for the fiscal year ending June 30, 2004. Deloitte & Touche LLP has served as our independent auditors since fiscal 1994.

     The Company expects that representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will be available to respond to appropriate questions which may be raised at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

AUDIT AND NON-AUDIT FEES

     Fees billed to Barr related to services performed by Deloitte & Touche LLP during the last two fiscal years ended June 30, 2003 are as follows:

                                                                 2003         2002
                                                              ----------   ----------
Audit Fees..................................................  $  447,000   $  225,000
Audit-Related Fees..........................................     602,000      714,000
Tax Fees....................................................     173,000      160,000
All Other Fees..............................................          --           --
                                                              ----------   ----------
  Total.....................................................  $1,222,000   $1,099,000
                                                              ----------   ----------

     Audit Fees. Represents fees for professional services provided for the audit of Barr's annual financial statements and review of Barr's quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.

     Audit-Related Fees. Represents fees for assurance services related to the audit of Barr's financial statements. The amount shown for 2003 includes fees related to the employee benefit plan audit, research and consultation on accounting matters and due diligence services. The amount shown for 2002 includes fees related to the employee benefit plan audit and services performed in connection with the merger with Duramed Pharmaceuticals, Inc. and Enhance Pharmaceuticals, Inc.

     Tax Fees. Represents fees for professional services provided primarily for domestic compliance and tax advice. The amounts shown for 2002 and 2003 include tax compliance and tax advisory services.

     All Other Fees. Represents fees for products and services not otherwise included in the categories above.

     The Audit Committee has considered whether the independent auditors' provision of other non-audit services to the Company is compatible with the auditors' independence. The Audit Committee has concluded that the independent auditors are independent from the Company and its management.

                                          Submitted by
                                          George P. Stephan, Chairman
                                          Harold N. Chefitz
                                          Richard R. Frankovic

                               PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder returns on Barr common stock for the last five fiscal years with the cumulative total return of the Standard & Poor's Pharmaceutical Index and the Standard & Poor's 500 Composite Index over the same period, assuming an investment of $100 in the common stock, the S&P Pharmaceutical Index and the S&P 500 Composite Index on June 30, 1998, and reinvestment of dividends. The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

                               (COMPARISON GRAPH)

                                                      FISCAL YEAR ENDED JUNE 30
                                                      $100 INVESTED ON 06/30/98
                                      ---------------------------------------------------------
COMPANY/INDEX NAME                     1998      1999      2000      2001      2002      2003
------------------                    -------   -------   -------   -------   -------   -------
Barr Laboratories, Inc..............  $100.00   $100.31   $169.10   $261.12   $239.67   $370.72
S&P Pharmaceutical Index(1).........  $100.00   $122.76   $131.66   $112.13   $ 91.96   $ 92.19
S&P 500 Index.......................  $100.00   $114.57   $128.29   $115.29   $ 96.05   $104.05

---------------

(1) The S&P Pharmaceutical Index was formerly known as the S&P Health Care Drugs Index. The components of the index remained the same after the name change.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During the fiscal year ended June 30, 2003, we sold certain of our pharmaceutical products and bulk pharmaceutical materials in the amount of $12,727,000 to companies owned or controlled by Dr. Bernard C. Sherman, our largest shareholder and a director until October 24, 2002. We also purchased bulk pharmaceutical materials from a company owned by Dr. Sherman in the amount of $3,583,000. As of June 30, 2003, our accounts receivable included $2,398,000 due from such companies and our accounts payable included $648,000 due to such companies.

     In August 1995, we entered into an agreement with a company owned by Dr. Sherman to, among other things, share litigation and related costs in connection with our multi-year Fluoxetine patent challenge. For the year ended June 30, 2003, we recorded $585,000 in connection with such agreement as a reduction to our operating expenses. In accordance with the agreement, in return for sharing our costs since 1995, Dr. Sherman's company was entitled to share the profits, as defined, which we earned on the sale of Fluoxetine. Included in our cost of sales for the year ended June 30, 2003 is approximately $1,440,000 for the related party's share of the profit from the sale of Fluoxetine. We believe that these transactions were negotiated at arms-length and on terms that approximate amounts that we would have obtained with unaffiliated third parties.

     Mr. Chefitz, a member of our Audit Committee and Chairman of our Compensation Committee, serves as the Chairman of GliaMed, Inc., a privately held company. GliaMed has created a platform of compounds designed for the treatment of neurodegeneration diseases and primary brain cancers. We have made a $500,000 investment in GliaMed, which represents approximately six percent of the outstanding voting shares. In connection with this investment, we have obtained options to elect to market, distribute and manufacture products developed by GliaMed. We do not have the ability to exercise significant influence on GliaMed's operations. The board of directors has determined that our investment in GliaMed has not impaired Mr. Chefitz's independence.

     In connection with our investment in GliaMed, Mr. McKee, our Chief Financial Officer, became a member of GliaMed's board of directors.

                                 OTHER MATTERS

SHAREHOLDER PROPOSALS

     Under SEC rules, any shareholder who intends to present a proposal at the Company's next annual meeting of shareholders must submit the proposal to the Company at our principal executive offices no later than May 25, 2004, and must satisfy the other requirements of SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our proxy statement and proxy for that meeting. Our principal executive offices are located at 2 Quaker Road, Pomona, New York 10970 and any such proposals must be addressed to the attention of the Secretary.

     For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2004 annual meeting, SEC rules permit management to vote proxies in its discretion if we:
(1) receive notice of the proposal before the close of business on August 8, 2004, and advise shareholders in the 2004 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on August 8, 2004. Notices of intention to present proposals should be sent to the address above. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% or greater shareholders to file forms with the SEC to report their ownership of our common stock and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review, we believe that all Section 16(a) filing requirements were met by our directors and executive officers during the fiscal year ended June 30, 2003, other than the instances listed below. These oversights related to compliance with the reporting requirements of Section 16 were identified during a review of these forms with outside counsel. Immediately upon completing this review, corrective filings that cover the individuals and transactions listed below were made with the SEC.

     The following individuals were delinquent in reporting a grant of stock options: Messrs. Bisaro, Chefitz, Downey, Frankovic, Gilmore, Kay, Seaver, Stephan and Dr. Ben-Maimon.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

     If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may only deliver one copy of the Company's proxy statement and annual report to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents were delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the Company by telephone at 1-800-BARRLABS or by submitting a written request to Ms. Carol A. Cox, Vice President, Investor Relations and Corporate Communications, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

ANNUAL REPORT AND ADDITIONAL MATERIALS

     Our annual report to shareholders for the fiscal year ended June 30, 2003 is being distributed with this proxy statement. Copies of our annual report on Form 10-K for the fiscal year ended June 30, 2003 may be obtained without charge upon written or oral request to Barr Laboratories, Inc., Attention: Carol A. Cox, Vice President, Investor Relations and Corporate Communications, 400 Chestnut Ridge Road, Woodcliff Lake, New Jersey 07677, or by phoning 1-800-BARRLABS and asking for Ms. Cox.

OTHER BUSINESS

     Our board of directors does not currently intend to bring any other business before the annual meeting, and is not aware of any other business to be brought before the annual meeting. If any other business is properly brought before the annual meeting, the proxies will be voted in accordance with the best judgment of the proxy holders.

                                          By Order of the Board of Directors

                                          FREDERICK J. KILLION
                                          Secretary

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is effective as of
          , 2003, by and between Barr Laboratories, Inc., a New York corporation ("Barr-NY" or the "Non-Surviving Company"), and Barr Laboratories, Inc., a Delaware corporation ("Barr-DE" or the "Surviving Company").

     WHEREAS, pursuant to Section 252 of the Delaware General Corporation Law (the "DGCL") and Section 907 of the New York Business Corporation Law (the "NYBCL") and the Certificate of Incorporation and Bylaws of Barr-NY and Barr-DE, the board of directors and shareholders of Barr-NY and Barr-DE have approved the Merger (as hereinafter defined), whereby Barr-NY will merge with and into Barr-DE, upon the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto have agreed as follows:

1.  THE MERGER.

     (a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as such term is defined in Section 1(b)) hereof), Barr-NY shall be merged with and into Barr-DE (the "Merger") in accordance with Section 252 of the DGCL and Section 907 of the NYBCL, the separate corporate existence of Barr-NY shall cease and Barr-DE shall continue as the Surviving Company under the laws of the State of Delaware under the name "Barr Laboratories, Inc."

     (b) The Effective Time of the Merger. Barr-NY shall file a duly executed Certificate of Merger with the New York Secretary of State ("NY Certificate of Merger"). Barr-DE shall file a duly executed Certificate of Merger with the Delaware Secretary of State ("DE Certificate of Merger"). The "Effective Time" of the Merger shall be the later of: (i) the date and time of acceptance for filing with the New York Secretary of State of the NY Certificate of Merger and
(ii) the date and time of acceptance for filing with the Delaware Secretary of State of the DE Certificate of Merger.

     (c) Effect of the Merger. At the Effective Time, the Surviving Company shall thereupon and thereafter possess all of the rights, privileges, powers and franchises, both of a public and private nature, of each of Barr-NY and Barr-DE, and shall be subject to all of the restrictions, disabilities and duties of each of Barr-NY and Barr-DE; and all of the rights, privileges, powers and franchises of each of Barr-NY and Barr-DE, and all property (real, personal and mixed), and all debts due to either of Barr-NY or Barr-DE on whatever account, for stock subscriptions as well as all other things in action or belonging to each of Barr-NY or Barr-DE, shall be vested in the Surviving Company; and all property, rights, privileges, powers and franchises and all and every other interest shall thereafter be the property of the Surviving Company as they were of Barr-NY and Barr-DE; but all rights of creditors and all liens upon any property of either Barr-NY or Barr-DE shall be preserved unimpaired, and all debts, liabilities and duties of each of Barr-NY and Barr-DE shall thenceforth attach to the Surviving Company, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the Surviving Company.

     (d) Certificate of Incorporation of the Surviving Company. The Certificate of Incorporation of Barr-DE in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Company from and after the Effective Time until otherwise amended or repealed.

     (e) Bylaws of the Surviving Company. The Bylaws of Barr-DE in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Company from and after the Effective Time until otherwise amended or repealed.

     (f) Board of Directors of the Surviving Company. The Board of Directors of Barr-NY in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the Board of Directors of the Surviving Company from and after the Effective Time in accordance with the Certificate of Incorporation and Bylaws of the Surviving Company.

     (g) Tax Treatment of the Merger. The parties hereto intend that the Merger shall be treated as a tax-free a reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended, and each party shall file all tax returns, and take all other actions for tax purposes, in a manner consistent therewith.

2.  CONVERSION OF SHARES.

     (a) Exchange Ratio. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

          (i) All shares of the common stock, par value $.01 per share, of Barr-DE ("Barr-DE Common Stock") issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist.

          (ii) All shares of the common stock, par value $.01 per share, of Barr-NY ("Barr-NY Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one validly issued, fully paid and non-assessable share of Barr-DE Common Stock.

     (b) Exchange of Shares.

          (i) Prior to the Effective Time, Barr-DE shall select and enter into an agreement with a bank or trust company to act as Exchange Agent hereunder (the "Exchange Agent"). No later than the Effective Time, Barr-DE shall cause the Exchange Agent, pursuant to irrevocable instructions, to make available and deliver, and each holder of Barr-NY Common Stock shall be entitled to receive, upon surrender to the Exchange Agent of one or more certificates representing such shares of Barr-NY Common Stock for cancellation, certificates representing the number of shares of Barr-DE Common Stock into which such shares of Barr-NY Common Stock are converted in the Merger. The shares of Barr-DE Common Stock into which the shares of Barr-NY Common Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

          (ii) As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Barr-NY Common Stock (the "Certificates"), (A) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Barr-DE may reasonably specify) and
     (B) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Barr-DE Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Barr-DE Common Stock which such holder has the right to receive in respect of the Certificates surrendered pursuant to the provisions of this Section 2.

          (iii) In the event that any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen, or destroyed, Barr-DE shall issue or cause to be issued in exchange for such lost, stolen, or destroyed Certificate the number of shares of Barr-DE Common Stock into which such shares are converted in the Merger in accordance with this Section 2. When authorizing such issuance in exchange therefor, the Board of Directors of Barr-DE may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate to deliver a bond to Barr-DE (in such amount as the Board of Directors of Barr-DE may direct) as an indemnity against any claim that may be made against Barr-DE with respect to the Certificate alleged to have been lost, stolen, or destroyed.

     (c) Stock Options, Warrants, Debentures, Preferred Stock and other Agreements. As of the Effective Time, any stock options, warrants, convertible securities or other contractual commitments or agreements of any kind to purchase or issue shares of Barr-NY Common Stock that are outstanding immediately prior to the Effective Time (whether or not contingent or otherwise requiring further shareholder approval) shall be converted into a stock option, warrant, convertible security or other contractual commitment or agreement to purchase or issue shares of Barr-DE Common Stock on the same terms as prior to the Effective Time, except that any rights or obligations therein relating to shares of Barr-NY Common Stock shall be converted to rights or obligations relating to shares of Barr-DE Common Stock.

     (d) Closing of Transfer Books. At the Effective Time, the stock transfer books of Barr-NY shall be closed and no transfer of shares of Barr-NY Common Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Barr-NY Common Stock are presented to the Surviving Company, they shall be canceled and exchanged for certificates representing shares of Barr-DE Common Stock in accordance with the terms hereof. At and after the Effective Time, the holders of shares of Barr-NY Common Stock to be exchanged for shares of Barr-DE Common Stock pursuant to this Agreement shall cease to have any rights as shareholders of Barr-NY except for the right to surrender such stock certificates in exchange for shares of Barr-DE Common Stock as provided hereunder.

3.  MISCELLANEOUS.

     (a) Fees and Expenses. Whether or not the Merger is consummated, each party hereto shall pay its own costs and expenses incident to the preparation of this Agreement, the consummation of the Merger, and the performance of and compliance with all of the agreements and conditions contained herein.

     (b) Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally or mailed by overnight delivery service or by first class mail postage prepaid, or sent by telecopier, to the parties at the following address (or at such other address of a party as shall be specified by like notice):

        Barr Laboratories, Inc.
        2 Quaker Road
        Pomona, New York 10970

     (c) Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     (d) Amendment, Modification and Termination. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, or terminated in part or in its entirety, by written agreement of Barr-NY and Barr-DE at any time prior to the Effective Time.

     (e) Section Headings. The Section headings contained in this Agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (f) Applicable Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the conflict of laws principles or rules thereof.

     (g) Integration. This Agreement sets forth and is intended to be an integration of all of the promises, agreements, conditions, understandings, covenants, warranties and representations among the parties with respect to the Merger and there are no promises, agreements, conditions, understandings, covenants, warranties or representations, oral or written, express or implied, among the parties with respect to the transactions contemplated other than as set forth herein. Any and all prior agreements among the parties with respect to the Merger are hereby revoked.

                                   * * * * *

     IN WITNESS WHEREOF, the parties hereto have executed this Merger Agreement effective as of the date first above written.

                                          BARR LABORATORIES, INC.,
                                          a New York corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          BARR LABORATORIES, INC.,
                                          a Delaware corporation

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                                                         ANNEX B

                          CERTIFICATE OF INCORPORATION
                                       OF
                            BARR LABORATORIES, INC.

                                  ARTICLE ONE

     The name of the Corporation is Barr Laboratories, Inc.

                                  ARTICLE TWO

     The address of the Corporation's registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of its registered agent at such address is The Corporation Services Company.

                                 ARTICLE THREE

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE FOUR

     SECTION 1. Authorized Shares. The total number of shares of capital stock which the Corporation has authority to issue is 102,000,000 shares, consisting of:

     (a) 2,000,000 shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"); and

     (b) 100,000,000 shares of Common Stock, par value $.01 per share ("Common Stock").

     The Preferred Stock and the Common Stock shall have the rights, preferences and limitations set forth below.

     SECTION 2. Preferred Stock. The Preferred Stock may be issued from time to time and in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series of Preferred Stock, to increase or decrease (but not below the number of shares of any such series of Preferred Stock then outstanding) the number of shares of any such series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock. In the event that the number of shares of any series of Preferred Stock shall be so decreased, the shares constituting such decrease shall resume the status which such shares had prior to the adoption of the resolution originally fixing the number of shares of such series of Preferred Stock subject to the requirements of applicable law. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Any of the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any such series of Preferred Stock may be made dependent upon facts ascertainable outside the resolutions or resolutions providing for the issue of such Preferred Stock adopted by the Board of Directors, provided that the manner in which such facts shall operate upon the powers, preferences and rights, and the qualifications, limitations and restrictions of such series of Preferred Stock is clearly and expressly set forth in the resolution or resolutions providing for the issue of such series of Preferred Stock adopted by the Board of Directors.

     SECTION 3.  Common Stock.

     (c) Dividends. Except as otherwise provided by the Delaware General Corporation Law or this Certificate of Incorporation (the "Certificate"), the holders of Common Stock, subject to the rights of holders of any series of Preferred Stock, shall share ratably in all dividends as may from time to time be declared by the Board of Directors of the Corporation in respect of the Common Stock out of funds legally available for the payment thereof and payable in cash, stock or otherwise and in all other distributions, whether in respect of liquidation or dissolution (voluntary or involuntary) or otherwise after payment of liabilities and liquidation preference on any outstanding Preferred Stock.

     (d) Conversion Rights The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.

     (e) Preemptive Rights. No holder of Common Stock shall have any preemptive rights with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

     (f) Voting Rights. Except as otherwise provided by the Delaware General Corporation Law or the Certificate and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation.

                                  ARTICLE FIVE

     The Corporation is to have perpetual existence.

                                  ARTICLE SIX

     Except as otherwise provided in this Certificate (including any duly authorized certificate of designation of any series of Preferred Stock), Directors shall be elected by a plurality of the votes of the shares entitled to vote in the election of Directors present in person or represented by proxy at the meeting of the stockholders in which Directors are elected. Elections of directors need not be by written ballot unless the By-laws of the Corporation shall so provide.

                                 ARTICLE SEVEN

     The number of directors which constitute the entire Board of Directors of the Corporation shall be designated in the By-laws of the Corporation.

                                 ARTICLE EIGHT

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-laws of the Corporation.

                                  ARTICLE NINE

     SECTION 1.  Limitation of Liability.

     (a) To the fullest extent permitted by the Delaware General Corporation Law as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), and except as otherwise provided in the Corporation's Bylaws, no Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

     (b) Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

     SECTION 2. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she is or was a Director or officer of the Corporation or a wholly-owned subsidiary of the Corporation or, while a Director or officer of the Corporation or a wholly-owned subsidiary of the Corporation, is or was serving at the request of the Corporation or a wholly-owned subsidiary of the Corporation as a director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan (an "indemnitee"), shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article Nine with respect to proceedings to enforce rights to indemnification, the Corporation shall not indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee except to the extent such proceeding (or part thereof) was authorized in writing by the Board of Directors of the Corporation. The right to indemnification conferred in this Section 2 of this Article Nine shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an "advance of expenses"); provided, however, that an advance of expenses incurred by an indemnitee in his or her capacity as a Director or officer shall be made only upon delivery to the Corporation of an undertaking (an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 2 of this Article Nine or otherwise. For purposes of this Article Nine, a wholly-owned subsidiary of the Corporation shall be deemed to include any subsidiary for which nominal equity interests have been issued to a persons other than the Corporation or any of its subsidiaries pursuant to the laws of such subsidiary's jurisdiction of incorporation or organization.

     SECTION 3. Procedure for Indemnification. Any indemnification of a Director or officer of the Corporation or advance of expenses under Section 2 of this Article Nine shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days), upon the written request of the Director or officer. If a determination by the Corporation that the Director or officer is entitled to indemnification pursuant to this Article Nine is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days), the right to indemnification or advances as granted by this Article Nine shall be enforceable by the Director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for advance of expenses where the undertaking required pursuant to Section 2 of this Article Nine, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 2 of this Article Nine shall be the same procedure set forth in this Section 3 for Directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

     SECTION 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or a wholly-owned subsidiary of the Corporation or was serving at the request of the Corporation or a wholly-owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the Delaware General Corporation Law.

     SECTION 5. Service for Subsidiaries. Any person serving as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation, partnership, joint venture, limited liability company, trust or other entity or enterprise, at least 50% of whose equity interests are owned by the Corporation (a subsidiary for purposes of this Article Nine) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

     SECTION 6. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article Nine shall not adversely affect any right or protection hereunder of any Director or officer in respect of any act, omission or condition existing or event or circumstance occurring prior to the time of such repeal or modification.

     SECTION 7. Reliance. Persons who after the date of the adoption of this provision become or remain Directors or officers of the Corporation or who, while a Director or officer of the Corporation, become or remain a Director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article Nine in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article Nine shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

     SECTION 8. Non-Exclusivity of Rights. The rights to indemnification and to the advance of expenses conferred in this Article Nine shall not be exclusive of any other right which any person may have or hereafter acquire hereunder or under any statute, by-law, agreement, vote of stockholders or disinterested Directors or otherwise.

     SECTION 9. Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Director or officer who was or is serving at its request as a director, officer, employee or agent of an other entity shall be reduced by any amount such Director or officer may collect as indemnification or advancement of expenses from such other entity.

     SECTION 10. Other Indemnification and Prepayment of Expenses. This Article Nine shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to persons other than Directors or officers (including employees and agents) with the same or lesser scope and effect as provided herein when and as authorized by appropriate corporate action.

     SECTION 11. Merger or Consolidation. For purposes of this Article Nine, references to the "Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its Directors or officers, so that any person who is or was a Director or officer of such constituent Corporation, or at the request of the Corporation or a wholly-owned subsidiary of the Corporation as a Director, officer, employee, partner, member, manager, trustee, fiduciary or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other entity or enterprise, including service with respect to an employee benefit plan, shall stand in the same position under this Article Nine with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

     SECTION 12. Severability. If any provision of this Article Nine shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof.

                                  ARTICLE TEN

     SECTION 1. Terms of Directors. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall be not so held, such election shall take place at stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

     SECTION 2. Vacancies. Subject to the rights of the holders of any series of Preferred Stock to remove Directors and fill the vacancies thereby created (as specified in any duly authorized certificate of designation of any series of Preferred Stock), newly created directorships resulting from any increase in the number of Directors or vacancies occurring on the Board of Directors for any reason may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation and until his or her successor shall have been duly elected and qualified.

                                 ARTICLE ELEVEN

     Meetings of stockholders may be held within or without the State of Delaware, as the By-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the Delaware General Corporation Laws) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

                                 ARTICLE TWELVE

     Subject to the rights of holders of any series of Preferred Stock to act by written consent as specified in any duly authorized certificate of designation of any series of Preferred Stock, the stockholders of the Corporation may not take any action by written consent in lieu of a meeting, and must take any actions at a duly called annual or special meeting of stockholders and the power of stockholders to consent in writing without a meeting is specifically denied. Except as otherwise required by law, special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office, by the chairman of the Board of Directors, or by the chief executive officer or president of the Corporation.

                                ARTICLE THIRTEEN

     Notwithstanding any other provisions of this Certificate or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of the capital stock required by law or this Certificate, the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the then outstanding shares of the Corporation eligible to be cast in the election of directors shall be required to alter, amend or repeal Article Eight, Article Nine, Article Ten, Article Twelve or Article Fifteen hereof, or this Article Thirteen, or any provision thereof or hereof.

                                ARTICLE FOURTEEN

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders, Directors or any other person herein are granted subject to this reservation.

                                ARTICLE FIFTEEN

     The Corporation expressly elects to be governed by Section 203 of the Delaware General Corporation Law.

                                  * * * * * *

                                                                         ANNEX C

                                    BY-LAWS
                                       OF
                            BARR LABORATORIES, INC.

                             A DELAWARE CORPORATION
                        (ADOPTED AS OF           , 2003)

                                   ARTICLE I

                                    OFFICES

     SECTION 1. Registered Office. The registered office of Barr Laboratories, Inc. (the "Corporation") in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808. The name of the Corporation's registered agent at such address shall be The Corporation Service Company. The registered office and/or registered agent of the Corporation may be changed from time to time by action of the Board of Directors.

     SECTION 2. Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. Annual Meeting. An annual meeting of the stockholders shall be held at such date and time specified by the Board of Directors for the purpose of electing Directors and conducting such other proper business as may come before the annual meeting. At the annual meeting, stockholders shall elect Directors and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of ARTICLE II hereof.

     SECTION 2. Special Meetings. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation.

     SECTION 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal executive office of the Corporation. If for any reason any annual meeting shall not be held during any year, the business thereof may be transacted at any special meeting of the stockholders.

     SECTION 4. Notice. Whenever stockholders are required or permitted to take action at a meeting, written or printed notice stating the place, date, time and, in the case of special meetings, the purpose or purposes, of such meeting, shall be given to each stockholder entitled to vote on the record date, determined in accordance with the provisions of Section 3 of ARTICLE V. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. An affidavit of the secretary or an assistant secretary or of the transfer agent of the Corporation that the notice required by this Section 4 has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. Whenever the giving of any notice to stockholders is required by applicable law, the Certificate of Incorporation or these By-laws, a waiver thereof, given by the person entitled to said notice, whether before or after the event as to which such notice is required, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any waiver of notice unless so required by applicable law, the Certificate of Incorporation or these By-laws.

     SECTION 5. Stockholders List. The officer having charge of the stock ledger of the Corporation shall make, at least 10 days before every meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, the stockholder's agent or attorney, at the stockholder's expense, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting, (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list shall be provided with the notice of the meeting, (ii) at a place within the city where the meeting is to be held specified in the notice of the meeting, or (iii) during ordinary business hours, at the principal place of business of the Corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. Except as provided by applicable law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

     SECTION 6. Quorum. The holders of a majority of the outstanding shares of capital stock entitled to vote at the meeting of stockholders, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation. If a quorum is not present, the holders of a majority of the shares present in person or represented by proxy at the meeting, and entitled to vote at the meeting, may adjourn the meeting to another time and/or place. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a class or series, the holders of a majority of the shares of such class or series shall constitute a quorum (as to such class or series) for the transaction of such item of business, except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation.

     SECTION 7. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 8. Vote Required. When a quorum is present, the affirmative vote of the majority in voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law, the rules and regulations of any stock exchange applicable to the Corporation, or of the Certificate of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case Section 2 of ARTICLE III hereof shall govern and control the approval of such subject matter.

     SECTION 9. Voting Rights. Except as otherwise provided by the Delaware General Corporation Law, the Certificate of Incorporation or these By-laws, every stockholder entitled to vote at any meeting of stockholders shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question.

     SECTION 10. Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him or her by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Any proxy is suspended when the person executing the proxy is present at a meeting of stockholders and elects to vote, except that when such proxy is coupled with an interest and the fact of the interest appears on the face of the proxy, the agent named in the proxy shall have all voting and other rights referred to in the proxy, notwithstanding the presence of the person executing the proxy. At each meeting of the stockholders, and before any voting commences, all proxies filed at or before the meeting shall be submitted to and examined by the secretary or a person designated by the secretary, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

     SECTION 11.  Business Brought Before a Meeting of the Stockholders.

     (A) Annual Meetings. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the meeting by a stockholder who was a stockholder of record of the Corporation at the time the notice of meeting is sent and who is entitled to vote at the meeting. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year's annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth
(10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above. A stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-laws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (iii) any material interest of the stockholder in such business,
(iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and (v) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation. Notwithstanding anything in this paragraph to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this paragraph (A) shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation. Notwithstanding anything in these By-laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this section. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this section; if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this paragraph (B) is delivered to the Corporation's secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (A) of this Section 11 shall be delivered to the Corporation's secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

     (C) General.

     (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 11 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Notwithstanding the foregoing provisions of this Section 11, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

     (2) For purposes of this section, "public announcement" shall mean disclosure in a press release reported by Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

     (3) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.

     (4) Nothing in this section shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (b) of
                                        4
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the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.

     SECTION 12. Voting Procedures and Inspectors of Election at Meetings of Stockholders. The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by applicable law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by applicable law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties. Unless otherwise provided by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be determined by the person presiding at the meeting and shall be announced at the meeting. No ballot, proxies or votes, or any revocation thereof or change thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for office at an election may serve as an inspector at such election.

     SECTION 13. Conduct of Meetings; Organization. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. At each meeting of stockholders, the Chairman, or in the absence of the Chairman, the President, or if there is no President or if there be one and the President is absent, a Vice President, and in case more than one Vice President shall be present, that Vice President designated by the Board of Directors (or in the absence of any such designation, the most senior Vice President, based on length of service to the Corporation, present), shall preside over the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding officer at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding officer should so determine, such person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary, or in his or her absence, one of the assistant secretaries, shall act as secretary of the meeting. In case none of the officers above designated to act as the person presiding over the meeting or as secretary of the meeting, respectively, shall be present, a person presiding over the meeting or a secretary of the meeting, as the case may be, shall be designated by the Board of Directors, and in case the Board of Directors has not so acted, in the case of the designation of a person to act as secretary of the meeting, designated by the person presiding over the meeting.

     SECTION 14. Order of Business. The order of business at all meetings of stockholders shall be as determined by the person presiding over the meeting.

                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. General Powers. Except as provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to such powers as are herein and in the Certificate of Incorporation expressly conferred upon it, the Board of Directors shall have and may exercise all the powers of the Corporation, subject to the provisions of the laws of Delaware, the Certificate of Incorporation and these By-laws.

     SECTION 2. Number, Election and Term of Office. Subject to any rights of the holders of any series of Preferred Stock to elect additional Directors under specified circumstances, the number of Directors which shall constitute the Board of Directors shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of Directors then in office. The Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of Directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more Directors pursuant to the provisions of the Certificate of Incorporation of the Corporation (including, but not limited to, for purposes of these By-laws, pursuant to any duly authorized certificate of designation), such Directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such Directors. The Directors shall be elected and shall hold office only in the manner provided in the Certificate of Incorporation.

     SECTION 3. Resignation. Any Director may resign at any time upon written or electronic notice to the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4. Vacancies. Vacancies and newly created directorships resulting from any increase in the total number of Directors may be filled only in the manner provided in the Certificate of Incorporation.

     SECTION 5.  Nominations.

     (a) Subject to the provisions contained in the Certificate of Incorporation, only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible to serve as Directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of notice provided for in these By-laws, who is entitled to vote generally in the election of Directors at the meeting and who shall have complied with the notice procedures set forth above in Section 11 of
ARTICLE II.

     (b) Subject to any duly authorized certificate of designation, no person shall be eligible to serve as a Director of the Corporation unless nominated in accordance with the procedures set forth above in Section 11 of ARTICLE II or
Section 4 of this ARTICLE III. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this section, and if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. A stockholder seeking to nominate a person to serve as a Director must also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this section.

     SECTION 6. Annual Meetings. The annual meeting of the Board of Directors shall be held without other notice than these By-laws immediately after, and at the same place as, the annual meeting of stockholders.

     SECTION 7. Other Meetings and Notice. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors. Special meetings of the Board of Directors may be called by the chairman of the board, the chief executive officer, the president (if the president is a Director) or, upon the written request of at least three Directors then in office, the secretary of the Corporation on at least 24 hours notice to each Director, either personally, by telephone, by mail, by telecopy or by other means of electronic transmission (notice by mail shall be deemed delivered 3 days after deposit in the U.S. mail).

     SECTION 8. Quorum, Required Vote and Adjournment. A majority of the total number of Directors then in office shall constitute a quorum for the transaction of business. Unless by express provision of an applicable law, the Certificate of Incorporation or these By-laws a different vote is required, the vote of a majority of Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting. At least 24 hours' notice of any adjourned meeting of the Board of Directors shall be given to each Director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in
Section 7 of this ARTICLE III other than by mail, or at least three days' notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

     SECTION 9. Committees. The Board of Directors may, by resolution passed by a majority of the total number of Directors then in office, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which to the extent provided in such resolution or these By-laws shall have, and may exercise, the powers of the Board of Directors in the management and affairs of the Corporation, except as otherwise limited by law. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request. Each committee designated by the Board of Directors shall be formed and function in compliance with applicable law and the rules and regulations of any securities exchange on which any securities of the Corporation are listed.

     SECTION 10. Committee Rules. Subject to applicable law and the rules and regulations of any national securities exchange on which any securities of the Corporation are listed, each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. Unless otherwise provided in such a resolution, in the event that a member and that member's alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     SECTION 11. Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of such board or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear and speak with each other, and participation in the meeting pursuant to this section shall constitute presence in person at the meeting.

     SECTION 12. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

     SECTION 13. Action by Written Consent. Unless otherwise restricted by the Certificate of Incorporation or these By-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of such board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. Number. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a chairman of the board, a chief executive officer, a president, one or more vice-presidents, a secretary, a chief financial officer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person, except that neither the chief executive officer nor the president shall also hold the office of secretary. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable, except that the offices of president and secretary shall be filled as expeditiously as possible.

     SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first meeting held after each annual meeting of stockholders or as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.

     SECTION 3. Removal. Any officer or agent elected by the Board of Directors may be removed by the Board of Directors at its discretion, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 4. Vacancies. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors.

     SECTION 5. Compensation. Compensation of all executive officers shall be approved by the compensation committee, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a Director of the Corporation.

     SECTION 6. Chairman of the Board. The Board of Directors shall elect, by the affirmative vote of a majority of the total number of Directors then in office, a chairman of the board. The chairman of the board shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and perform such other duties as may be prescribed to him or her by the Board of Directors or provided in these By-laws. If the chairman of the board is not present at a meeting of the stockholders or the Board of Directors, the chief executive officer or the president (if the president is a Director and is not also the chairman of the board) shall preside at such meeting, and, if the chief executive officer or the president is not present at such meeting, a majority of the Directors present at such meeting shall elect one of their members to so preside.

     SECTION 7. Chief Executive Officer. The chief executive officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the chairman of the board, the chief executive officer shall be in the general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The chief executive officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these By-laws. The chief executive officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the president is unable to serve, by reason of sickness, absence or otherwise, the chief executive officer shall perform all the duties and responsibilities and exercise all the powers of the president.

     SECTION 8. The President. The president of the Corporation shall, subject to the powers of the Board of Directors, the chairman of the board and the chief executive officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The president shall see that all orders and resolutions of the Board of Directors are carried into effect. The president is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The president shall have such other powers and perform such other duties as may be prescribed by the chairman of the board, the chief executive officer, the Board of Directors or as may be provided in these By-laws.

     SECTION 9. Vice Presidents. The vice president, or if there shall be more than one, the vice presidents in the order determined by the Board of Directors or the chairman of the board, shall, in the absence or disability of the president, act with all of the powers and be subject to all the restrictions of the president. The vice presidents shall also perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe. The vice presidents may also be designated as executive vice presidents or senior vice presidents, as the Board of Directors may from time to time prescribe.

     SECTION 10. The Secretary and Assistant Secretaries. The secretary shall attend all meetings of the Board of Directors, all meetings of the committees thereof and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the chairman of the board's supervision, the secretary shall give, or cause to be given, all notices required to be given by these By-laws or by law; shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe; and shall have custody of the corporate seal of the Corporation. The secretary, or an assistant secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The assistant secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors, the chairman of the board, the chief executive officer, the president, or the secretary may, from time to time, prescribe.

     SECTION 11. The Chief Financial Officer. The chief financial officer shall have the custody of the corporate funds and securities; shall keep full and accurate all books and accounts of the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the chairman of the board or the Board of Directors; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the Corporation; and shall have such powers and perform such duties as the Board of Directors, the chairman of the board, the chief executive officer, the president or these By-laws may, from time to time, prescribe.

     SECTION 12. Other Officers, Assistant Officers and Agents. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these By-laws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors.

     SECTION 13. Absence or Disability of Officers. In the case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in such officer's place during such officer's absence or disability, the Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any Director, or to any other person selected by it.

                                   ARTICLE V

                             CERTIFICATES OF STOCK

     SECTION 1. General. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the president or vice president and the secretary or an assistant secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation. If such a certificate is countersigned by a transfer agent or a registrar, the required signatures may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. Shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder's attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. Each such new certificate will be registered in such name as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate. The Board of Directors may appoint one or more transfer agents or registrars or both in connection with the transfer of any class or series of securities of the Corporation.

     SECTION 2. Lost Certificates. A new certificate or certificates may be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the loss, theft or destruction of any such certificate or the issuance of such new certificate.

     SECTION 3. Fixing a Record Date for Stockholder Meetings. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the next day preceding the day on which notice is first given. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 4. Fixing a Record Date for Other Purposes. In order that the Corporation may determine: (i) the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights; or (ii) the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days nor less than 10 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     SECTION 5. Registered Stockholders. Prior to the surrender to the Corporation of the certificate or certificates for a share or shares of stock with a request to record the transfer of such share or shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof.

     SECTION 6. Subscriptions for Stock. Unless otherwise provided for in any subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due the Corporation.

                                   ARTICLE VI

                               GENERAL PROVISIONS

     SECTION 1. Dividends. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the Directors may modify or abolish any such reserve in the manner in which it was created.

     SECTION 2. Checks, Drafts or Orders. All checks, drafts or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

     SECTION 3. Contracts. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 4. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiaries, including any officer or employee who is a Director of the Corporation or its subsidiaries, whenever, in the judgment of the Directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation and would not violate applicable law. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation, subject to applicable law. Nothing in this section shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

     SECTION 5. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     SECTION 6. Corporate Seal. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise applied.

     SECTION 7. Voting Securities Owned By Corporation. Voting securities in any other company held by the Corporation shall be voted by the chief executive officer, the president or a vice president, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     SECTION 8. Inspection of Books and Records. The Board of Directors shall have power from time to time to determine to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

     SECTION 9. Section Headings. Section headings in these By-laws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

     SECTION 10. Inconsistent Provisions. In the event that any provision of these By-laws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware, the Exchange Act or any regulation thereunder, or any other applicable law or regulation, the provision of these By-laws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

     SECTION 11. Notices. Except as provided in Section 4 of ARTICLE II hereof and Section 7 of ARTICLE III hereof, all notices referred to herein shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when so delivered or mailed to the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

     SECTION 12. Certificate of Incorporation. Unless the context requires otherwise, references in these By-laws to the Certificate of Incorporation of the Corporation (as it may be amended and restated from time to time) shall also be deemed to include any duly authorized certificate of designation relating to any series of Preferred Stock of the Corporation that may be outstanding from time to time.

                                  ARTICLE VII

                                   AMENDMENTS

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend, change, add to or repeal these By-laws by the affirmative vote of a majority of the total number of Directors then in office, subject to further action by stockholders. Any alteration or repeal of these By-laws by the stockholders of the Corporation shall require the affirmative vote of at least a majority of the combined voting power of the then outstanding shares of the Corporation entitled to vote on such alteration or repeal.

THE UNDERSIGNED HEREBY ACKNOWLEDGE RECEIPT OF THE PROXY STATEMENT AND NOTICE OF
                  ANNUAL MEETING TO BE HELD OCTOBER 23, 2003.

                                                                Please       [ ]
                                                                Mark Here
                                                                for Address
                                                                Change or
                                                                Comments
                                                                SEE REVERSE
                                                                SIDE

1. Election of Directors                            FOR all nominees listed  [ ]
                                                    (except as marked)
(Instructions: To withhold authority to vote for
any individual nominee strike a line through
the nominee's name in the list below).              WITHHOLD AUTHORITY       [ ]
                                                    to vote for nominees
01 Bruce L. Downey, 02 Paul M. Bisaro,
03 Carole S. Ben-Maimon, 04 George P. Stephan,
05 Jack M. Kay, 06 Harold N. Chefitz,
07 Richard R. Frankovic, 08 Peter R. Seaver,
09 James S. Gilmore, III

                                                   FOR    AGAINST    ABSTAIN
2.   Approval of the reincorporation of the        [ ]      [ ]        [ ]
     Company in the state of Delaware.

                                                   FOR    AGAINST    ABSTAIN
3.   Approval of an increase in the number of      [ ]      [ ]        [ ]
     authorized shares of the Company's Common
     Stock from 100,000,000 to 200,000,000.

      PLEASE DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                         YES    NO
DO YOU PLAN TO ATTEND    [ ]    [ ]     By checking the box to the right,    [ ]
THE MEETING?                            I consent to future delivery of
                                        annual reports, proxy statements,
                                        prospectuses and other materials
                                        and shareholder communications
                                        electronically via the Internet at
                                        a webpage which will be disclosed
                                        to me. I understand that the
                                        Company may no longer distribute
                                        printed materials to me for any
                                        future shareholder meeting until
                                        such consent is revoked. I
                                        understand that I may revoke my
                                        consent at any time by contacting
                                        the Company's transfer agent,
                                        Mellon Investor Services LLC,
                                        Ridgefield Park, NJ and that costs
                                        normally associated with
                                        electronic delivery, such as usage
                                        and telephone charges as well as
                                        any costs I may incur in printing
                                        documents, will be my
                                        responsibility.


SIGNATURE                       SIGNATURE                       DATE
         ----------------------          ----------------------     ------------
(PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. IF STOCK IS REGISTERED IN MORE THAN ONE NAME, EACH HOLDER SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR, GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH. IF EXECUTED BY A CORPORATION, THE PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED OFFICER.)

--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -

                      VOTE BY INTERNET OR TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

     INTERNET AND TELEPHONE VOTING ARE AVAILABLE UNTIL 11 P.M. EASTERN TIME
                              ON OCTOBER 22, 2003.

YOUR INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES
   IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

             INTERNET                                          TELEPHONE                                  MAIL
     HTTP://WWW.EPROXY.COM/BRL                              1-800-435-6710
Use the Internet to vote your proxy.              Use any touch-tone telephone to                    Mark, sign and date
Have your proxy card in hand when                 vote your proxy. Have your proxy                     your proxy card
you access the web site. You will be      OR      card in hand when you call. You will     OR               and
prompted to enter your control                    be prompted to enter your control                   return it in the
number, located in the box below, to              number, located in the box below,                 enclosed postage-paid
create and submit an electronic                   and then follow the directions                          envelope.
ballot.                                           given.

              IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE,
                 YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

                             BARR LABORATORIES, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                OCTOBER 23, 2003

      The undersigned hereby appoints Bruce L. Downey and Frederick J. Killion, and each of them, as proxies, each with the power to appoint his substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders at 10:00 a.m. local time, on October 23, 2003, at The Plaza Hotel, Fifth Avenue at Central Park, New York, New York, and any postponements or adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or adjournments thereof.

      UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL NO. 1, "FOR" PROPOSAL NO. 2 AND "FOR" PROPOSAL NO. 3. IN ADDITION, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

    ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON THE REVERSE SIDE)




--------------------------------------------------------------------------------
                            - FOLD AND DETACH HERE -